Exhibit 4.3

EXECUTION COPY

SPIRIT MASTER FUNDING, LLC

Issuer

and

CITIBANK, N.A.

Indenture Trustee

SERIES 2005-1 SUPPLEMENT

Dated as of July 26, 2005

to

MASTER INDENTURE

Dated as of July 26, 2005

SPIRIT MASTER FUNDING, LLC, NET-LEASE MORTGAGE NOTES, SERIES 2005-1

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS

Section 1.01.	Definitions
ARTICLE II

CREATION OF THE SERIES 2005-1 NOTES; PAYMENTS ON THE 2005-1 NOTES

Section 2.01.	Designation

Section 2.02.	Payments on the Series 2005-1 Notes

Section 2.03.	Redemption of the Series 2005-1 Notes

Section 2.04.	The Insurance Policy Proceeds Account

Section 2.05.	Limitations Regarding Repurchases, Substitutions and Acquisitions

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.	Representations and Warranties

Section 3.02.	No Default

Section 3.03.	Conditions Precedent Satisfied

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.01.	Ratification of Indenture

Section 4.02.	Actions by Controlling Party

Section 4.03.	Counterparts

Section 4.04.	Governing Law

Section 4.05.	Beneficiaries

Section 4.06.	Limited Recourse

Section 4.07.	Notice to the Insurer

Exhibits

EXHIBIT A	Representations and Warranties

Schedules

SCHEDULE I	Amortization Schedule

i

SERIES 2005-1 SUPPLEMENT, dated as of July 26, 2005 (the “Series 2005-1 Supplement”), between the Issuer and the Indenture Trustee.

Pursuant to the Indenture, the Issuer may from time to time direct the Indenture Trustee to authenticate one or more new Series of Notes. The Principal Terms of any new Series are to be set forth in a Series Supplement to the Indenture.

Pursuant to this Series 2005-1 Supplement, the Issuer and the Indenture Trustee hereby create a new Series of Notes (the “Series 2005-1 Notes”) and specify the Principal Terms thereof.

ARTICLE I

DEFINITIONS

Section 1.01. Definitions.

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Indenture.

“Accrual Period”: With respect to the Series 2005-1 Notes and any Payment Date, the calendar month immediately preceding such Payment Date.

“Class A-1 Note”: Any of the Series 2005-1 Notes with a “Class A-1” designation on the face thereof, issued pursuant to this Series 2005-1 Supplement and the Indenture, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibit A-1, A-2 or A-3 attached to the Indenture.

“Class A-2 Note”: Any of the Notes with a “Class A-2” designation on the face thereof, issued pursuant to this Series 2005-1 Supplement and the Indenture, executed by the Issuer and authenticated by the Indenture Trustee or the Authenticating Agent, if any, substantially in the form of Exhibit A-1, A-2 or A-3 attached to the Indenture.

“Controlling Party”: With respect to the Series 2005-1 Notes, (i) the Insurer, for so long as no Insurer Default has occurred and is continuing and (ii) if an Insurer Default has occurred and is continuing, the Series 2005-1 Noteholders representing in the aggregate more than 50% of the aggregate Class Principal Balance of the Series 2005-1 Notes.

“Defaulted Asset”: As defined in the Property Management Agreement.

“Delinquent Asset”: As defined in the Property Management Agreement.

“Early Amortization Event”: With respect to the Series 2005-1 Notes, (a) as defined in the Indenture and (b) the Insurer has determined, in its reasonable discretion, that as of the date that is six months prior to the applicable Legal Final Payment Date, the Issuer will not have the ability to pay off the applicable Notes on such Legal Final Payment Date.

“Indenture”: With respect to the Series 2005-1 Notes, the Master Indenture, dated July 26, 2005, between the Issuer and the Indenture Trustee, as supplemented by the Series 2005-1 Supplement.

“Indenture Trustee Fee”: With respect to the Series 2005-1 Notes, an amount equal to $12,500 per annum.

“Initial Purchaser”: Each of Citigroup Global Markets Inc., Banc of America Securities LLC and Credit Suisse First Boston LLC.

“Insurance Agreement”: With respect to the Series 2005-1 Notes, the Insurance and Indemnity Agreement, dated July 26, 2005, among the Insurer, the Issuer, Spirit Finance and the Indenture Trustee.

“Insurance Policy”: The certificate guaranty insurance policy issued to the Indenture Trustee for the benefit of the Series 2005-1 Noteholders pursuant to the provisions of the Insurance Agreement.

“Insurance Policy Proceeds Account”: The segregated account established in the name of the Indenture Trustee pursuant to Section 2.15(b) of the Indenture and Section 2.04 hereof.

“Insurance Premium Fee Letter”: The Premium Fee Letter, dated the Series Closing Date, among the Issuer, Spirit Finance and the Insurer.

“Insured Obligations”: As defined in the Insurance Policy.

“Insurer”: With respect to the Series 2005-1 Notes, Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation.

“Insurer Default”: With respect to the Insurance Policy and Insurance Agreement, the existence and continuance of any of the following: (a) a failure of the Insurer to make a payment required under the Insurance Policy in accordance with the terms thereof; or (b) (i) the Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”), or any other similar federal or state law in the United States of America relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization (an “Insolvency Law”), (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under any Insolvency Law, the Bankruptcy Code or any other similar federal or state law in the United States of America relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and non-appealable, or (ii) a court of competent jurisdiction, the New York or Wisconsin Department of Insurance or any other competent regulatory authority enters a final and non-appealable order, judgment or decree (X) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property, or (Y) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

“Insurer Premium”: With respect to the Series 2005-1 Notes and any Payment Date, the premium payable in arrears to the Insurer pursuant to the Insurance Premium Fee Letter.

“Lease Transfer Mortgaged Property”: As defined in the Property Management Agreement.

“Make Whole Payment”: With respect to the Series 2005-1 Notes and for any Payment Date on which a Voluntary Prepayment is made and an Early Amortization Event has not occurred and is not continuing, the payment due to each Class of Notes in an amount (as calculated two Business Days prior to such Payment Date) equal to: (A) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining until such Class of Notes is scheduled to be repaid in full (calculated prior to the application of the Voluntary Prepayment), minus (B)(i) using the Reinvestment Yield, the sum of the present values of the scheduled payments of principal and interest remaining until such Class of Notes is scheduled to be repaid in full (calculated after application of the Voluntary Repayment) plus (ii) the amount of the Voluntary Prepayment.

“Maximum Property Concentration”: With respect to any date of determination, (i) with respect to the Property Concentration for any Business Sector, (a) in the case of Specialty Retailers as of any Determination Date, a percentage equal to 23.0% as of such Determination Date, (b) in the case of Education Facilities as of any Determination Date, a percentage equal to 10.0% as of such Determination Date, and (c) in the case of any other Business Sector (other than the Restaurant Business Sector, so long as no related Restaurant Concept exceeds 7.5% of the Allocated Collateral Amount of all Mortgaged Properties (including those Mortgaged Properties securing Mortgage Loans)) as of any Determination Date, a percentage no greater than 7.5% as of such Determination Date (other than Movie Theatres, which initially may not exceed the applicable Property Concentration as of the Initial Closing Date and, upon the Movie Theatre Property Concentration falling below 7.5%, may not exceed 7.5%); (ii) with respect to the Property Concentration for any Tenant (including affiliates thereof), (x) in the case of the largest concentration of Tenants (including affiliates thereof) as of such Determination Date, a percentage equal to 7.0% as of such Determination Date and (y) in the case of the five (5) largest concentrations of Tenants (including affiliates thereof) as of such Determination Date, an aggregate percentage equal to 30% as of such Determination Date, (iii) with respect to the Property Concentration for any state, a percentage equal to 15% plus the Property Concentration of such state as of the Initial Closing Date; (iv) with respect to the Property Concentration for Ground Leases, a percentage equal to 2.0%; and (v) with respect to the Property Concentration for Leases pursuant to which Tenants pay Percentage Rent only, a percent equal to 1.0%.

“Property Concentrations”: Concentrations, stated as a percentage, of (i) Business Sectors, (ii) Tenants (including affiliates of any Tenant), (iii) states, (iv) Ground Leases, and (v) Leases pursuant to which Tenants pay Percentage Rent only, and are calculated by dividing the aggregate of the Allocated Collateral Amount of the Mortgage Loans and the Mortgaged Properties included in the Collateral Pool, in each case, with respect to all (a) Leases of any single Business Sector, (b) Leases to any single Tenant (including affiliates of such Tenant), (c) Mortgaged Properties within any state, (d) Mortgaged Properties which are subject to Ground Leases and (e) Mortgaged Properties which are subject to Leases pursuant to which Tenants pay Percentage Rent only, in each case, by the aggregate Allocated Collateral Amount.

“Reinvestment Yield”: With respect to any Class of Series 2005-1 Notes, the yield on United States Treasury Securities having the closest maturity (month and year) to the weighted average life of such Class (prior to the application of any Voluntary Prepayment with respect thereto; if more than one such quoted United States Treasury Security has the same maturity date, then the yield of the United States Treasury Security quoted closest to par), plus 0.50%.

“Scheduled Series Balance”: With respect to any Payment Date and the Series 2005-1 Notes, the amount set forth for such date on the Amortization Schedule annexed hereto as Schedule I.

“Series 2005-1 Noteholder”: With respect to any Series 2005-1 Note, the applicable Noteholder, as such term is further defined in the Indenture.

“Series Closing Date”: July 26, 2005.

“Spirit SPE”: Any special purpose, bankruptcy remote subsidiary (direct or indirect) of Spirit Finance (other than any Originator).

“Voluntary Prepayment”: Any voluntary redemption of any Class of Notes, in whole or in part, in accordance with the procedures set forth in Section 7.01 of the Indenture, or any Unscheduled Principal Payment (as described in clause (a) of the definition thereof) actually paid on the related Payment Date, other than any portion thereof consisting of Property Insurance Proceeds, Condemnation Proceeds and amounts received in respect of a Specially Serviced Asset or a repurchase due to a Collateral Defect.

ARTICLE II

CREATION OF THE SERIES 2005-1 NOTES; PAYMENTS ON THE 2005-1 NOTES

Section 2.01. Designation.

(a) There is hereby created a Series of Notes to be issued by the Issuer pursuant to the Indenture and this Series 2005-1 Supplement to be known as “Spirit Master Funding, LLC, Net-Lease Mortgage Notes, Series 2005-1.” The Aggregate Note Principal Balance of such Notes shall be U.S. $441,300,000, and shall be divided among two Classes having the respective Class designations, initial Class Principal Balances, Note Rates and Ratings as follows:

Class Designation	Initial Class Principal Balance	Note Rate	Ratings (S&P/Moody’s)
Class A-1	$183,000,000	5.05%	AAA/Aaa
Class A-2	$258,300,000	5.37%	AAA/Aaa

The Note Interest with respect to each Class of the Series 2005-1 Notes will be calculated on a 30/360 basis.

The Series 2005-1 Notes shall not have preference or priority over the Notes of any other Series except to the extent set forth in the Indenture. The Series 2005-1 Notes shall not be subordinate to any other Series.

(b) The initial Payment Date with respect to the Series 2005-1 Notes shall be the Payment Date occurring on August 22, 2005. The Legal Final Payment Date with respect to the Series 2005-1 Notes shall be July 20, 2020. The Rated Final Payment Date with respect to the Series 2005-1 Notes shall be July 20, 2023.

(c) The initial Collection Period with respect to the Series 2005-1 Notes shall be the period commencing on July 26, 2005 to and including August 8, 2005.

(d) The Series 2005-1 Notes offered and sold shall be issued in the form of Book-Entry Notes.

Section 2.02. Payments on the Series 2005-1 Notes. On each Payment Date, the Indenture Trustee will apply and will pay the Series Available Amount with respect to the Series 2005-1 Notes for such Payment Date for the following purposes and in the following order of priority:

(1) to the Insurer, the earned and unpaid Insurer Premium due as of such Payment Date;

(2) on a pro rata basis, (I) to the Class A-1 Noteholders, the Note Interest with respect to the Class A-1 Notes, plus unpaid Note Interest with respect to the Class A-1 Notes from any prior Payment Date, together with interest on any such unpaid Note Interest at the Note Rate applicable to the Class A-1 Notes, and (II) to the Class A-2 Noteholders, the Note Interest with respect to the Class A-2 Notes, plus unpaid Note Interest with respect to the Class A-2 Notes from any prior Payment Date, together with interest on any such unpaid Note Interest at the Note Rate applicable to the Class A-2 Notes;

(3) (I) so long as no Early Amortization Event or Event of Default has occurred and is continuing, (x) first, until the Class Principal Balance of the Class A-1 Notes has been reduced to zero, to the Class A-1 Noteholders, an amount up to the sum of the Scheduled Principal

Payments and all Unscheduled Principal Payments allocable to Series 2005-1 for such Payment Date and (y) second, until the Class Principal Balance of the Class A-2 Notes has been reduced to zero, to the Class A-2 Noteholders, an amount up to the sum of the Scheduled Principal Payments and all Unscheduled Principal Payments allocable to Series 2005-1 for such Payment Date (less the amount paid pursuant to clause (3)(I)(x) immediately above) or (II) if an Early Amortization Event or Event of Default has occurred and is continuing, on a pro rata basis based on unpaid principal amounts, (x) to the Class A-1 Noteholders, in respect of unpaid principal of the Class A-1 Notes and (y) to the Class A-2 Noteholders, in respect of unpaid principal of the Class A-2 Notes, up to an aggregate amount equal to the applicable Series Available Amount remaining for such Payment Date;

(4) to the Insurer, an amount equal to the aggregate amount of unreimbursed payments made under the Insurance Policy and all other amounts owed to the Insurer under the Insurance Policy and the Insurance Agreement and interest on such amounts at the rate agreed upon between such Insurer and the Issuer; and

(5) to the Class A-1 Noteholders and the Class A-2 Noteholders, pro rata, based on amount due, the Make Whole Payments, if any, due on such Payment Date, together with any unpaid Make Whole Payments from any prior Payment Date.

Section 2.03. Redemption of the Series 2005-1 Notes. On any Payment Date prior to the Legal Final Payment Date, the Issuer may redeem the Series 2005-1 Notes in whole or in part, in accordance with the procedures set forth in the Indenture and at a price equal to the outstanding principal amounts thereof plus accrued and unpaid interest thereon, the applicable Make Whole Payment and any outstanding expenses.

Section 2.04. The Insurance Policy Proceeds Account. The Indenture Trustee shall, prior to the Series Closing Date, establish the Insurance Policy Proceeds Account at Citibank, N.A., in its name, as Indenture Trustee, bearing a designation clearly indicating that such account and all funds deposited therein are held for the exclusive benefit of the Series 2005-1 Noteholders, over which the Indenture Trustee shall have exclusive control and the sole right of withdrawal, and in which neither the Issuer nor any other Person shall have any legal or beneficial interest. Amounts held in the Insurance Policy Proceeds Account shall be held uninvested.

Section 2.05. Limitations Regarding Repurchases, Substitutions and Acquisitions. Pursuant to Section 3.18 of the Property Management Agreement, and except with respect to repurchases or substitutions by the applicable Originator or Support Provider due to a Collateral Defect, the Issuer may only sell or exchange Mortgaged Properties and Mortgage Loans to or with any of its Affiliates subject to the following conditions: (a) the Issuer may sell or exchange Mortgaged Properties and Mortgage Loans only to or with a Spirit SPE that is not the Originator of the Mortgaged

Property or Mortgage Loan or, in the case of Mortgage Loans or Mortgaged Properties that are Delinquent Assets or Defaulted Assets, to or with the Property Manager, the Special Servicer or a Spirit SPE that is not the Originator, (b) the aggregate Collateral Value of all Mortgaged Properties and Mortgage Loans sold to or exchanged with affiliates of the Issuer that are not related to Delinquent Assets or Defaulted Assets may not exceed 10% of the Aggregate Collateral Value as of the Series Closing Date, and (c) the aggregate Collateral Value of all Mortgaged Properties and Mortgage Loans sold to affiliates of the Issuer that are related to Delinquent Assets or Defaulted Assets may not exceed 10% of the Aggregate Collateral Value as of the Series Closing Date; provided, that subject to receipt of an opinion of counsel regarding certain matters of bankruptcy law, such 10% limitation may be waived by the Insurer.

In addition, pursuant to Section 3.18 of the Property Management Agreement, the aggregate Collateral Value of Qualified Substitute Mortgage Loans and Qualified Substitute Mortgaged Properties acquired by the Issuer from any Affiliate of the Issuer (including with proceeds from sales to third parties) may not exceed: (i) in any 12-month period, 10% of the Aggregate Collateral Value as of the Series Closing Date and (ii) over the term of the Notes, 25% of the Aggregate Collateral Value as of the Series Closing Date; provided, however, that the foregoing limitations will not include Qualified Substitute Mortgage Loans or Qualified Substitute Mortgaged Properties from parties unaffiliated with Spirit Finance, any mortgaged properties substituted pursuant to any Third Party Purchase Options or any Lease Transfer Mortgaged Properties.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties.

(a) The Issuer and the Indenture Trustee hereby restate as of the Series Closing Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Section 5.06 and Section 9.04, as applicable, of the Indenture.

(b) Each of the parties hereto make the following representations:

(i) it has full corporate power and authority to execute, deliver and perform under this Series 2005-1 Supplement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Series 2005-1 Supplement is in the ordinary course of its business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of its organizational documents, or any material agreement or instrument to which it is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject, except any such violation that would not result in a material adverse effect on the business or financial condition of such party or the enforceability of any of the Transaction Documents. The execution, delivery and performance by it of this Series 2005-1 Supplement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Series 2005-1 Supplement has been duly executed and delivered by it and constitutes the valid and legally binding obligation of it enforceable against it in accordance with its terms;

(ii) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by it in connection with the execution, delivery or performance by it of this Agreement, or the consummation by it of the transactions contemplated hereby, except such as have already been obtained.

Section 3.02. No Default. The Issuer hereby represents and warrants to the Series 2005-1 Noteholders and the Indenture Trustee that, as of the Series Closing Date, no Event of Default has occurred and is continuing.

Section 3.03. Conditions Precedent Satisfied. The Issuer hereby represents and warrants to the Series 2005-1 Noteholders and the Indenture Trustee that, as of the Series Closing Date, each of the conditions precedent set forth in the Indenture have been satisfied.

Section 3.04. Collateral Representations and Warranties. The Issuer hereby represents and warrants to the Indenture Trustee on behalf of the Noteholders and the Insurers that the representations and warranties set forth on Exhibit A hereto are true and correct as of the Series Closing Date (or such other date as is set forth in any such representation or warranty) with respect to the Mortgage Loans, Mortgaged Properties and Leases Granted by the Issuer as of the Series Closing Date, except as otherwise set forth in Exhibit A hereto.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.01. Ratification of Indenture. As supplemented by this Series 2005-1 Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Series 2005-1 Supplement, shall be read, taken and construed as one and the same instrument.

Section 4.02. Actions by Controlling Party. So long as no Insurer Default has occurred and is continuing, the Insurer, and at any time that an Insurer Default has occurred and is continuing, Series 2005-1 Noteholders representing more than 50% of the Aggregate Class Principal Balance of the Series 2005-1 Notes, will be entitled to exercise the rights and remedies of the Series 2005-1 Noteholders with respect to actions taken by the Controlling Party pursuant to the Indenture.

Section 4.03. Counterparts. This Series 2005-1 Supplement may be executed in two or more counterparts, and by different parties on separate counterparts,

each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 4.04. Governing Law. THIS SERIES 2005-1 SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 4.05. Beneficiaries. This Series 2005-1 Series Supplement and the Indenture shall inure to the benefit of and be binding upon the parties hereto, the Series 2005-1 Noteholders, and their respective successors and permitted assigns. No other Person shall have any right or obligation hereunder.

Section 4.06. Limited Recourse. Notwithstanding anything to the contrary herein or in the Indenture, the Series 2005-1 Notes are nonrecourse obligations solely of the Issuer and shall be payable only from the Collateral Pool and from drawings on the Insurance Policy. Upon the exhaustion of the Collateral included in the Collateral Pool, any liabilities of the Issuer hereunder shall be extinguished. Each Series 2005-1 Noteholder shall be deemed to have agreed, by acceptance of its Note, not to file or join in filing any petition in bankruptcy or commence any similar proceeding in respect of the Issuer for a period of two years and 31 days following payment in full of all of the Notes issued or co-issued by the Issuer under the Indenture.

Section 4.07. Notice to the Insurer and the Rating Agencies. Any communication provided for or permitted hereunder or pursuant to the Indenture shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile and confirmed in a writing delivered or mailed as aforesaid, to: (i) in the case of the Insurer, Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention: Structured Finance—Mortgage-Backed Securities Group, facsimile number: (212) 363-1459, with a copy to, Cadwalader, Wickersham & Taft LLP, One World Financial Center, New York, New York 10281, Attention: Pat Quinn, facsimile number (212) 909-5870; (ii) in the case of S&P, Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York, 10004, Attention: Asset-Backed Surveillance Department, facsimile number: 212-438-2435; and (iii) in the case of Moody’s, Moody’s Investor Services, Inc., 99 Church Street, New York, New York 10007, Attention: Asset-Backed Monitoring, facsimile number: 212-553-1350; or, as to each such Person, such other address or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing.

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Series 2005-1 Supplement to be duly executed and delivered by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

SPIRIT MASTER FUNDING, LLC
as Issuer

By:	/s/ Michael T.Bennett

Name: Michael T. Bennett
Title: Senior Vice President

CITIBANK, N.A. not in its individual capacity but solely as Indenture Trustee

By:	/s/ John Hannon

Name: John Hannon
Title: Assistant Vice President

EXHIBIT A

REPRESENTATIONS AND WARRANTIES

SPIRIT MASTER FUNDING, LLC, a Delaware limited liability company (“Issuer”), on this 26th day of July, 2005, hereby delivers this Issuer Certification pursuant to that certain Indenture Agreement of even date herewith (“Indenture Agreement”) and that certain Property Management and Servicing Agreement of even date herewith (“Property Management Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture Agreement, and if not set forth in the Indenture Agreement, in the Property Management Agreement.

1. Mortgage Loans. With respect to each Mortgage Loan (as identified in Schedule I-A), Seller hereby represents and warrants, as of the date herein below specified or, if no such date is specified, as of the Closing Date, except as set forth on Schedule I hereto, that:

(a) Immediately prior to the transfer and assignment of the Mortgage Loan to Seller, Purchaser had good and insurable fee title to, and was the sole owner and holder of, the Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to the Mortgage Loan. Such transfer and assignment from Seller to Purchaser of the Mortgage Loan by collateral assignment and by individual allonges of the Mortgage Notes and Assignments of the Mortgages in blank validly assigns all of Seller’s right, title and ownership of the Mortgage Loan to Purchaser (and, with respect to the Mortgage, to the Collateral Agent) free and clear of any pledge, lien, encumbrance or security interest.

(b) Seller has full right and authority to sell, contribute, assign and transfer the Mortgage Loan to Purchaser. The entire agreement with Seller (whether originated by Seller or a different originator) is contained in the Loan Documents and there are no warranties, agreements or options regarding such Mortgage Loan or the related Mortgaged Property not set forth therein. Other than the Loan Documents, there are no agreements between any predecessor in interest in the Mortgage Loan and the Borrower.

(c) The information pertaining to the Mortgage Loan set forth in the Mortgage Loan Schedule attached to the Purchase and Sale Agreements (the “Mortgage Loan Schedule”) was true and correct in all material respects as of the related Transfer Date. The Mortgage Loan was originated or acquired in accordance with, and fully complies with, the Underwriting Guidelines in all material respects. The related Loan File contains all of the documents and instruments required to be contained therein.

(d) The following (“Permitted Exceptions”): (i) liens for real estate taxes and special assessments not yet due and payable or due but not yet delinquent, (ii) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record, such exceptions being of a type or nature that are acceptable to mortgage lending institutions generally, (iii) those purchase options described under “Description of the Mortgage Loans, the Mortgaged Properties and the Leases —Terms Governing the Leases—Third Party Purchase Option” and “—Third Party Options to Purchase” herein and (iv) other matters to which like properties are commonly subject, which matters referred to in clauses (i), (ii), (iii), and (iv), (v) or (vi) do not, individually or in the aggregate, materially interfere with the value of the Mortgaged Property, or do not materially interfere or restrict the current use or operation of the Mortgaged Property relating to the Mortgage Loan or do not materially interfere with the security intended to be provided by the Mortgage, the current use or operation of the Mortgaged Property or the current ability of the Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan. Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary to perfect a valid first priority security interest in all items of personal property defined as part of the Mortgaged Property and in all cases, subject to a purchase money security interest and to the extent perfection may be effected pursuant to applicable law solely by recording or filing Financing Statements.

(e) With respect to each Mortgage Loan, the related Mortgage constitutes a valid, legally binding and enforceable first priority lien upon the related Mortgaged Property securing such Mortgage Loan and the improvements located thereon and forming a part thereof, prior to all other liens and encumbrances, except for Permitted Exceptions. The lien of the Mortgage is insured by an ALTA lender’s title insurance policy (“Title Policy”), or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of the Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan after all advances of principal, subject only to Permitted Exceptions (or, if a title insurance policy has not yet been issued in respect of the Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance “marked up” (or by “pro-forma” otherwise agreed to in a closing instruction letter countersigned by the title company) as of the closing date of the Mortgage Loan). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. Seller has not, by act or omission, done anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the Mortgage Loan to Purchaser, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of Purchaser without the consent of or notice to the insurer.

(f) Seller has not waived any material default, breach, violation or event of acceleration existing under the Mortgage or Mortgage Note.

(g) The Borrower has not waived any material default, breach, violation or event of acceleration by the Tenant existing under the Lease.

(h) There is no valid offset, defense or counterclaim to the payment or performance obligations of the Mortgage Loan.

(i) The Mortgaged Property securing any Mortgage Loan is free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan. No proceeding for the condemnation of all or any material portion of the Mortgaged Property has been commenced.

(j) The Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

(k) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making, closing and recording the Mortgage Loan, including, but not limited to, mortgage recording taxes and recording and filing fees relating to the origination of such Mortgage Loan, have been paid. Any and all requirements as to completion of any on-site or off-site improvement by the Borrower and as to disbursements of any escrow funds therefor that were to have been complied with have been complied with.

(l) The Borrower under the related Mortgage Note, Mortgage and all other Loan Documents had the power, authority and legal capacity to enter into, execute and deliver the same, and, as applicable, such Mortgage Note, Mortgage and Loan Documents have been duly authorized, properly executed and delivered by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non recourse provisions contained in any of the foregoing agreements and any applicable state anti deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(m) All improvements upon the Mortgaged Property securing any Mortgage Loan are insured under insurance policies (as described in a Schedule to the Purchase and Sale Agreements the “Insurance Schedule”). The Mortgage Loan documents require the Borrower to maintain, or cause the Tenant to maintain, and the Lease requires the Tenant to maintain insurance coverage described on the Insurance Schedule and all insurance required under applicable law including, without limitation, insurance against loss by hazards with extended coverage in an amount (subject to a customary deductible) at least equal to the full replacement cost of the improvements located on such Mortgaged Property, including without limitation, flood insurance if any portion of the improvements located upon the Mortgaged Property was, at the time of the origination of the Mortgage Loan, in a flood zone area as identified in the Federal Register by the Federal Emergency Management Agency as a 100 year flood zone or special hazard area, and flood insurance was available under the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier. The Loan Documents require the Borrower to maintain, or to cause the Tenant to maintain on the Mortgaged Property securing any Mortgage Loan a fire and extended perils insurance policy, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property. All such insurance policies contain a standard “additional insured”

clause (or similar clause) naming the Borrower (as landlord under the related Lease), its successors and assigns (including, without limitation, subsequent owners of the Mortgaged Property), as additional insured, and may not be reduced, terminated or canceled without thirty (30) (and, in some cases ten (10)) days’ prior written notice to the additional insured. In addition, the Mortgage requires the Borrower to (i) cause Seller, as the Mortgagee, to be named as an additional insured mortgagee, and (ii) maintain (or to require the Tenant to maintain) in respect of the Mortgaged Property workers’ compensation insurance (if applicable), commercial general, liability insurance in amounts generally required by Seller, and at least 6 months rental or business interruption insurance. The related Loan Documents obligate the Borrower to maintain such insurance and, at such Borrower’s failure to do so, authorizes the mortgagee to maintain such insurance at the Borrower’s cost and expense and to seek reimbursement therefor from such Borrower. Each such insurance policy, as applicable, is required to name the holder of the Mortgage as an additional insured or contain a mortgagee endorsement naming the holder of the Mortgage as loss payee and requires prior notice to the holder of the Mortgage of termination or cancellation, and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. There have been no acts or omissions that would impair the coverage of any such insurance policy or the benefits of the mortgage endorsement. All insurance contemplated in this section is maintained with insurance companies with a General Policy Rating of “A” or better by S&P or A:VI or better by Best’s Insurance Guide and are licensed to do business in the state wherein the Borrower or the Mortgaged Property subject to the policy, as applicable, is located.

(n) As of the Series Closing Date, with the exception of the 40 Mortgaged Properties securing 40 Mortgage Loans, representing 57.7% of the Mortgage Loans (by Allocated Collateral Amount) for each of which there is an environmental insurance policy in place), the Mortgaged Property securing any Mortgage Loan was subject to one or more environmental site assessments or reports (or an update of a previously conducted assessment or report) prior to the origination of such Mortgage Loan, and Seller has no knowledge of any material and adverse environmental conditions or circumstance affecting such Mortgaged Property that was not disclosed in the related assessment or report(s). There are no material and adverse environmental conditions or circumstances affecting the Mortgaged Property securing any such Mortgage Loan other than, with respect to any adverse environmental condition described in such report, those conditions for which remediation has been completed and, thereafter, to the extent that such report or remediation program so recommended, (i) a program of annual integrity testing and/or monitoring was recommended and implemented in connection with the Mortgaged Property securing any such Mortgage Loan or an adjacent or neighboring property; (ii) an operations and maintenance plan or periodic monitoring of such mortgaged Property or nearby properties was recommended and implemented or (iii) a follow-up plan was otherwise required to be taken under CERCLA (as defined below) or under regulations established thereunder from time to time by the Environmental Protection agency and such plan has been implemented in the case of (i), (ii) and (iii) above, the Borrower determined in accordance with the Underwriting Guidelines that adequate funding was available for such program or plan, as applicable. Seller has not taken any action with respect to the Mortgage Loan or the Mortgaged Property securing such Mortgage Loan that could subject Purchaser, or its successors and assigns in respect of the Mortgage Loan, to any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) or any other applicable federal, state or local environmental law, and Seller has not received any actual notice of a material violation of CERCLA or any applicable federal, state or local environmental law with respect to the Mortgaged Property securing such Mortgage Loan that was not disclosed in the related report. The Mortgage or other Mortgage Loan Documents require the Borrower (and the Leases require the Tenant) to comply with all applicable federal, state and local environmental laws and regulations.

(o) The Mortgage Loan is not cross-collateralized with any mortgage loan that is not included in the Collateral Pool.

(p) The terms of the Mortgage, Mortgage Note, and other Loan Documents have not been impaired, waived, altered, modified, satisfied, canceled or subordinated in any material respect, except by written instruments that are part of the Loan File, recorded or filed in the applicable public office if necessary to maintain the priority of the lien of the related Mortgage, delivered to Purchaser or its designee.

(q) There are no delinquent taxes, ground rents, assessments for improvements or other similar outstanding lienable charges affecting the Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

(r) Except for Mortgage Loans secured by Ground Leases, the interest of the Borrower in the Mortgaged Property consists of a fee simple estate in real property.

(s) Each Mortgage Loan is a whole loan and not a participation interest.

(t) The assignment of the Mortgage referred to in the Loan File constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to Purchaser or to the Collateral Agent. The Assignment of Leases and Rents set forth in the Mortgage or separate from the Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject only to Permitted Exceptions, enforceable first priority lien and first priority security interest in the Borrower’s interest in all leases, subleases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of Mortgage or any assignment of leases and rents not included in a Mortgage, executed and delivered in favor of Purchaser is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor’s right, title and interest in, to and under such assignment of leases and rents.

(u) All escrow deposits relating to the Mortgage Loan that are required to be deposited with the related Seller or its agent have been so deposited.

(v) As of the date of origination of such Mortgage Loan and, as of the Transfer Date, as the case may be, the Mortgaged Property securing such Mortgage Loan was and is free and clear of any mechanics’ and materialmen’s liens or liens in the nature thereof which create a lien prior to that created by the Mortgage, except those which are insured against by the Title Policy referred to in (e) above.

(w) As of the date of the origination of the Mortgage Loan, no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property securing such Mortgage Loan at the time of origination of the Mortgage Loan lay outside the boundaries and building restriction lines of such property in any way that would materially and adversely affect the value of such Mortgaged Property or the ability to operate the Mortgaged Property under the related Lease (unless affirmatively covered by the title insurance referred to in paragraph (e) above), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent.

(x) (i) There exists no material default, breach or event of acceleration under the Mortgage Loan or any of the Loan Documents or the Lease, (ii) there exists no event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration (iii) no payment on any Mortgage Loan is, or has previously been during any time owned by Seller or Purchaser, 30 or more days delinquent and (iv) no payment on any Lease is or has previously been 30 or more days delinquent; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered or addressed by any other representation and warranty made by Seller with respect to the Mortgage Loans.

(y) In connection with the origination of each Mortgage Loan, Seller inspected or caused to be inspected the Mortgaged Property securing the Mortgage Loan by inspection, appraisal or otherwise as required in Seller’s Underwriting Guidelines then in effect.

(z) The Mortgage Loan contains no equity participation by or shared appreciation rights in the lender or beneficiary under the Mortgage, and does not provide for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property securing the Mortgage Loan, or for negative amortization.

(aa) No holder of the Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property securing the Mortgage Loan, directly or indirectly, for the payment of any amount required by the Mortgage Loan (other than amounts paid by the Tenant as specifically provided under the related Lease).

(bb) To Seller’s knowledge, based on due diligence customarily performed in the origination or acquisition of comparable mortgage loans by Seller, as of the date of origination or acquisition of the Mortgage Loans, the related Borrowers, were in compliance with all applicable laws relating to the ownership and operation of the Mortgaged Properties securing the Mortgage Loan as they were then operated and were in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of such Mortgaged Properties as they were operated. With respect to Mortgaged Properties that are operated as franchised properties, and except with respect to Mortgage Loans for which the related Tenant is the franchisor, the Tenant of such Mortgaged Property has entered into a legal, valid, and binding franchise agreement and such lessee operator has represented in the applicable lease documents that, as of the date of origination or acquisition of the Mortgage Loan, there were no defaults under the franchise agreement by such Tenant.

(cc) The origination, servicing and collection practices Sellers used with respect to the Mortgage Loan since Seller’s origination or acquisition thereof, have complied with applicable law in all material respects and are consistent and in accordance with the terms of the related Loan Documents and in accordance with the applicable servicing standard and customary industry standards.

(dd) The Mortgage or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph (l) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the Mortgaged Property securing the Mortgage Loan of the principal benefits of the security intended to be provided thereby, including the right of foreclosure under the laws of the state in which the Mortgaged Property securing the Mortgage Loan is located governing foreclosures of mortgages and deeds of trust under power of sale.

(ee) The Mortgage provides that insurance proceeds and condemnation proceeds will be applied for one of the following purposes: either to restore or repair the Mortgaged Property securing the Mortgage Loan, to repay the principal of the Mortgage Loan or as otherwise directed by the holder of such Mortgage.

(ff) There are no actions, suits, legal, arbitration or administrative proceedings or investigations by or before any court or governmental authority or, to the best of Seller’s knowledge, pending against or affecting the Borrower, the Mortgaged Property securing the Mortgage Loan that, if determined adversely to such Borrower, Mortgaged Property securing the Mortgage Loan, would materially and adversely affect the value of the Mortgaged Property securing the Mortgage Loan or the ability of the Borrower to pay principal, interest or any other amounts due under the Mortgage Loan or the Lease, as applicable.

(gg) If the Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage. Except in connection with a trustee’s sale or as otherwise required by applicable law, after default by the Borrower, no fees or expenses are payable to such trustee.

(hh) Except in cases where either (i) a release of a portion of the Mortgaged Property securing the Mortgage Loan was contemplated at origination of the Mortgage Loan and such portion was not considered material for purposes of underwriting the Mortgage Loan, or (ii) release is conditioned upon the satisfaction of certain underwriting and legal requirements and the payment of a release price, the Mortgage Note or Mortgage do not require the holder thereof to release all or any portion of the Mortgaged Property securing the Mortgage Loan from the lien of the Mortgage except upon payment in full of all amounts due under the Mortgage Loan.

(ii) The Mortgage does not permit the Mortgaged Property securing the Mortgage Loan to be encumbered by any lien junior to or of equal priority with the lien of the Mortgage (excluding any lien relating to another Mortgage Loan that is cross collateralized with the Mortgage Loan) without the prior written consent of the holder thereof.

(jj) The Borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding.

(kk) As of the date of origination or acquisition of each Mortgage by Seller, each Borrower which is not a natural person was duly organized and validly existing under the laws of the state of its jurisdiction.

(ll) The Mortgage Loan contains provisions for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without complying with the requirements of the Mortgage Loan, the Mortgaged Property securing the Mortgage Loan, or any controlling interest in the Borrower, is directly or indirectly transferred or sold.

(mm) The Mortgage Loan Documents for each of the Mortgage Loans provide that the Borrower is to provide periodic financial and operating reports including, without limitation, annual profit and loss statements, statements of cash flow and other related information that Purchaser reasonably requests from time to time.

(nn) To Seller’s actual knowledge, based upon zoning letters, zoning report, the title insurance policy insuring the lien of the Mortgage, historical use and/or other due diligence customarily performed by Seller in connection with the origination of the Mortgage Loan, the improvements located on or forming part of such Mortgaged Property securing the Mortgage Loan comply in all material respects with applicable zoning laws and ordinances (except to the extent that they may constitute legal non-conforming uses).

(oo) Any Mortgaged Property is located within one of the 50 United States or the District of Columbia.

(pp) With respect to a Mortgage Loan secured by Mortgaged Property located in “seismic zones” 3 or 4, the Borrower or Purchaser (or an affiliate of Purchaser) has obtained, and is required under the Mortgage Loan Documents to maintain earthquake insurance with respect to the improvements on and forming a part of such

Mortgaged Property or is required to cause the Tenant to maintain (and the Tenant has obtained) earthquake insurance if such Mortgaged Property is located in any such area.

(qq) Seller does not have knowledge of any circumstance or condition with respect to such Mortgage Loan, the Mortgaged Property securing the Mortgage Loan, the Lease or the Borrower’s or the Tenant’s credit standing that could reasonably be expected to cause Purchaser to regard such Mortgage Loan as unacceptable security, cause such Mortgage Loan or Lease to become delinquent or have a material adverse effect on the value or marketability of such Mortgage Loan.

(rr) The Mortgaged Property securing the Mortgage Loan has adequate rights of access to public rights-of-way and is served by utilities, including, without limitation, adequate water, sewer, electricity, gas, telephone, sanitary sewer, and storm drain facilities. All public utilities necessary to the continued use and enjoyment of the Mortgaged Property securing the Mortgage Loan as presently used and enjoyed are located in such public right-of-way abutting such Mortgaged Property or are the subject of access easements for the benefit of the Mortgaged Property, and all such utilities are connected so as to serve such Mortgaged Property without passing over other property or are the subject of access easements for the benefit of such Mortgaged Property. All roads necessary for the full use of the Mortgaged Property securing the Mortgage Loan for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of such Mortgaged Property.

(ss) With respect to any Mortgage Loan where all or a material portion of the Mortgaged Property securing such Mortgage Loan is a leasehold estate, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel letter or other writing received from the Ground Lessor included in the related Loan File and, if applicable, the related Mortgage:

(1) The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded. The Ground Lessor has permitted the interest of the Ground Lessee to be encumbered by the related Mortgage. To the best of Seller’s knowledge, there has been no material change in the terms of the Ground Lease since its recordation, except by any written instruments which are included in the related Loan File.

(2) The Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns.

(3) The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and is enforceable, by the lender) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan.

(4) Based on the title insurance policy referenced in (e) above, the Ground Leasehold interest is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject to Permitted Encumbrances and liens that encumber the Ground Lessor’s fee interest.

(5) The Ground Lease is assignable to the lender and its assigns without the consent of the lessor thereunder.

(6) The Ground Lease is in full force and effect and no default has occurred under the Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, would result in a material default under the terms of the Ground Lease.

(7) The Ground Lessor is required to give notice of any default by the related lessee to the lender.

(8) The lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings, or to take other action so long as the lender is proceeding diligently) to cure any default under the Ground Lease, which is curable after the receipt of notice of any default, before the Ground Lessor thereunder may terminate the Ground Lease.

(9) Either (i) the Ground Lease does not impose restrictions on subletting or (ii) the Ground Lessor has consented to the existing Ground Lease with respect to the related Mortgaged Property securing the related Mortgage Loan. The Ground Lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the Ground Lease for any reason, or in any material manner, which would adversely affect the security provided by the related Mortgage.

(10) Any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) is required to be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the Ground Lessor may be entitled to a portion of such award.

(11) Any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property is required to be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except as provided by applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan). Until the principal balance and accrued interest are paid in full, neither the lessee nor the Ground Lessor under the Ground Lease has an option to terminate or modify the Ground Lease without the prior written consent of the lender as a result of any casualty or partial condemnation, except to provide for an abatement of the rent.

(12) Provided that the lender cures any defaults which are susceptible to being cured, the Ground Lessor has agreed to enter into a new lease upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(tt) With respect to Mortgage Loans originated after the Series Closing Date and with respect to any Qualified Substitute Mortgage Loans purchased or substituted by Purchaser from a third party, each Mortgage Loan and the related Mortgaged Property securing the Mortgage Loan shall be originated pursuant to the Underwriting Guidelines (subject to any material modifications approved by the Insurer) Seller Form Documents or in accordance with a Borrower’s, Tenant’s or a different form of document that is otherwise approved by an Seller on a case by case basis in a manner that provides for Seller to receive the substantive benefits intended to be realized under the material terms of Seller Form Documents.

(uu) None of the Mortgage Loans are construction loans.

2. Mortgaged Properties and Leases. With respect to each Property (as identified in Schedule II-A), Seller hereby represents and warrants, as of the date herein below specified or, if no such date is specified, as of the Closing Date, except as set forth on Schedule II hereto, that:

(a) Seller owns such Property and Lease free and clear of any and all liens and other encumbrances except for the Permitted Exceptions.

(b) Seller has full right and authority to sell, contribute, assign, mortgage, pledge and transfer its interest in such Lease and Property or, to the extent that consent of a Tenant is required, such consent has been obtained.

(c) The information set forth in the Lease Schedule (attached as Exhibit D) with respect to such Property and Lease was true and correct in all material respects as of the Closing Date.

(d) Such Lease for the related Property was not delinquent (giving effect to any applicable grace period) in the payment of any monthly Lease payments (other than percentage rents that are being recalculated with respect to certain Leases set forth in the Lease Schedule) as of the Closing Date, and has not been during the time owned by Seller, 30 days or more delinquent in respect of any monthly Lease payment required thereunder.

(e) Lessor estoppels containing protection provisions have been obtained from the owner of the fee simple interest in each Property in which Seller has only a ground leasehold interest.

(f) With respect to the related Lease for each Property, (i) there exists no material default, breach or event of acceleration under the Lease or any other agreement, document or instrument executed in connection with such Lease, (ii) to Seller’s knowledge, there exists no event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration under the Lease and (iii) there exists no material default, breach or event of acceleration under the Lease which Seller, as landlord, or its servicer is not pursuing to cure, resolve or otherwise pursue remedies under the Lease with diligence.

(g) Neither such Lease nor any other agreement, document or instrument executed in connection with such Lease has been waived, modified, altered, satisfied, cancelled or subordinated in any material respect, and such Lease has not been terminated or cancelled, nor has any instrument been executed that would effect any such waiver, modification, alteration, satisfaction, termination, cancellation, subordination or release, except in each case by a written instrument that is part of the related Lease File.

(h) The Property is covered by an American Land Title Association (or an equivalent form thereof as adopted in the applicable jurisdiction) mortgagee’s title insurance policy (the “Title Policy”), or during the 6 months after the date of transfer thereof, a Title Policy in an amount at least equal to the Appraised Value of such Property, subject only to the Permitted Exceptions (to the extent stated therein); such title insurance policy is in full force and effect and names the Collateral Agent as a mortgagee of record; as of the Closing Date, all premiums for the title policy have been paid; and as of the Closing Date, no material claims have been made thereunder. The Title Policy has been issued by a company licensed to issue such policies in the state in which such Property is located.

(i) The Lease is not a Defaulted Asset or a Delinquent Asset as of the Closing Date.

(j) At commencement of the Lease the Tenant had all material licenses, permits and material agreements, including without limitation franchise agreements and certificates of occupancy, necessary for the operation and continuance of the Tenant’s business on the Property; and, to the best of Seller’s knowledge, (1) the Tenant is not in default of its obligations under any such applicable license, permit or agreement and (2) each such license, permit and agreement is in full force and effect.

(k) The Tenant is not the subject of any bankruptcy or insolvency proceeding.

(l) There are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting, such Lease, such Property or, to Seller’s knowledge, the Tenant, that is reasonably likely to be determined adversely and, if determined adversely, would materially and adversely effect the value of the Lease or use or value of the Property, or the ability of the Tenant to pay any amounts due under the Lease.

(m) All of the material improvements built or to be built on the Property that were included for the purpose of determining the appraised value of the Property lay within the boundaries of such Property and there are no encroachments into the building setback restriction lines of such Property in any way that would materially and adversely affect the value of the Property or the ability of the Tenant to pay any amounts due under the Lease (unless affirmatively covered in the applicable Title Policy described in (h) above.)

(n) There are no delinquent or unpaid taxes or assessments, or other outstanding charges affecting any Property that are or may become a lien of priority equal to or higher than the lien of the Mortgage in favor of the Indenture Trustee (or Collateral Agent on its behalf) other than such amounts that do not materially and adversely affect the value of the Lease or use or value of the Property against the fee interest of Seller in the Property. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

(o) There is no valid dispute, claim, offset, defense or counterclaim to Seller’s rights in the Lease.

(p) There is no proceeding pending for the total or partial condemnation of the Property and the Property is free and clear of any damage that would materially and adversely affect the value or use of such Property.

(q) The Lease or other agreement, document or instrument executed in connection with such Lease is the legal, valid and binding and enforceable obligation of the Tenant (subject to certain creditors’ rights exceptions and other exceptions of general application) and is in full force and effect.

(r) Except for Leases that permit the Tenant to self-insure, each Lease requires the Tenant to maintain (or make payment to the lessor to cover such premiums) in respect of the Property insurance against loss by hazards (excluding flood and earthquake) and comprehensive general liability insurance in amounts generally required by Seller, and in some cases (which may be only required at an Seller’s request), business interruption or rental value insurance for at least 6 months; all of such insurance required under the Lease for such Property (including, without limitation, if provided under a master insurance policy of Seller or an affiliate thereof) is in full force and effect and names Seller or their respective successors and assigns as an additional insured; all premiums for any insurance policies (including, without limitation, any applicable master insurance policy of Seller or an affiliate thereof) required to be paid have been paid; all of such insurance policies require prior notice to the lessor under the Lease of termination or cancellation, and no such notices have been received; in the event that the Tenant fails to maintain the insurance required thereunder, the Lease (or other applicable document) authorizes the lessor under the Lease to maintain such insurance at the Tenant’s cost and expense and to seek reimbursement therefor from such Tenant. If such Property is located in a “Special Flood Hazard Zone” so designated by the Secretary of the United States Department of Housing and Urban Development, such Property is required under the Lease to be covered by insurance against loss by flood in amounts generally required by Seller which insurance is in full force and effect. With respect to each Lease that permits the related Tenant to self-insure, such Lease requires one of the following in order for such Tenant to self-insure: (i) the related Tenant to not be in default, and such Tenant or any related Lease Guarantor must either be a company listed on the NYSE with an NAIC rating of “2” or better; (ii) the related Tenant to not be in default and maintain a minimum tangible net worth of at least $50,000,000; (iii) the related Tenant to maintain limits of not less than $2,000,000; or (iv) that the related Tenant may self-insure up to $100,000 single limits per occurrence for each $10,000,000 of such Tenant’s net worth as reflected on such Tenant’s most recent audited balance sheet.

(s) The Property was subject to one or more environmental assessments or reports (or an update of a previously conducted assessment or report) and Seller has no knowledge of any material and adverse environmental conditions or circumstance affecting such Property that was not disclosed in the related assessment or report(s). There are no material and adverse environmental conditions or circumstances affecting the Property other than, with respect to any adverse environmental condition described in such report, those conditions for which remediation has been completed and, thereafter, to the extent that such report or remediation program so recommended, (i) a program of annual integrity testing and/or monitoring was recommended and implemented in connection with the Property or an adjacent or neighboring property; (ii) an operations and maintenance plan or periodic monitoring of such mortgaged Property or nearby properties was recommended and implemented or (iii) a follow-up plan was otherwise required to be taken under CERCLA (as defined below) or under regulations established thereunder from time to time by the Environmental Protection Agency and such plan has been implemented in the case of (i), (ii) and (iii) above, Seller determined in accordance with the Underwriting Guidelines that adequate funding was available for such program or plan, as applicable. Seller has not taken any action with respect to the Property that would subject Seller, or its successors and assigns in respect of the Property, to any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) or any other applicable federal, state or local environmental law, and Seller has not received any actual notice of a material violation of CERCLA or any applicable Environmental Law with respect to the Property that was not disclosed in the related report. The Lease requires the Tenant to comply with all applicable federal, state and local laws, including Environmental Laws. The Lease specifically requires compliance with any Environmental Laws. For purposes of this clause (s), “Environmental Law” means any present federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies, consent decrees, consent or settlement agreements and other governmental directives or requirements, as well as common law, that apply to the Property and relate to Hazardous Substances, including, without limitation, CERCLA and RCRA and “Hazardous Substances” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives; flammable materials; radioactive materials; polychlorinated biphenyls (PCBs) and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is regulated by or prohibited by any federal, state or local authority; any substance that requires special handling; and any other material, substance or waste now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law.

(t) Such Property is free and clear of any mechanics’ and materialmen’s liens or liens in the nature thereof that would materially and adversely affect the value, use or operation of such Property except those that are insured against by the Title Policy referred to in (h) above.

(u) The Lease, together with applicable state law, contains customary and enforceable provisions such as to render the rights and remedies of the lessors thereof adequate for the practical realization against the related Property of the principal benefits of the security intended to be provided thereby.

(v) With respect to each Property:

(1) such Property is not subject to any lease other than a sublease and/or the related Lease; no person has any possessory interest in, or right to occupy, the leased property except under and pursuant to the Lease or such sublease; the Tenant (or sub-tenant) is in occupancy of the Property and is paying rent pursuant to the Lease; and, in the case of any sublease, the Tenant remains primarily liable on the Lease;

(2) except with respect to those Properties with respect to which the Tenant can terminate the related Lease during the last 42 months of the lease term in the event of a casualty and any insurance proceeds related thereto are payable to the Tenant, the obligations of the Tenant, including, but not limited to, the obligation to pay fixed and additional rent, are not affected by reason of: any damage to or destruction of any portion of the leased property; any taking of the leased property or any part thereof by condemnation or otherwise; or any prohibition, limitation, interruption, cessation, restriction, prevention or interference of the Tenant’s use, occupancy or enjoyment of the leased property, except the Tenant’s rights to abate or terminate its obligation to pay fixed or additional rent are coupled with insurance proceeds or condemnation awards going to the lessor; or the right to abate as a result of a landlord’s default;

(3) Seller as lessor under the Lease does not have any monetary obligations under the Lease that have not been satisfied;

(4) the Tenant has not been released, in whole or in part, from its obligations under the terms of the Lease;

(5) all obligations related to the initial construction of the improvements on the Property have been satisfied and except for the obligation to rebuild such improvements after a casualty (which obligation is limited by available insurance proceeds), Seller does not have any nonmonetary obligations under the Lease and has made no representation or warranty under the Lease, the breach of which would result in the abatement of rent, a right of setoff or termination of the Lease;

(6) there is no right of rescission, set-off, abatement (except in the case of casualty or condemnation), diminution, defense or counterclaim to the Lease, nor does the operation of any of the terms of the Lease, or the exercise of any rights thereunder, render the Lease unenforceable, in whole or in part, or subject to any right of rescission, set-off, abatement, diminution, defense or counterclaim, and no such right has been asserted;

(7) the Tenant has agreed to indemnify the lessor from any claims of any nature relating to the Lease and the related leased property other than the lessor’s gross negligence or willful misconduct, including, without limitation, arising as a result of violations of environmental and hazardous waste laws resulting from the Tenant’s operation of the property;

(8) any obligation or liability imposed on the lessor by any easement or reciprocal easement agreement is also an obligation of the Tenant under the Lease;

(9) the Tenant is required to make rental payments as directed by the lessor and its successors and assigns; and

(10) except in certain cases where the Tenant may exercise a right of first refusal, the Lease is freely assignable by the lessor and its successors and assigns to any person without the consent of the Tenant, and in the event the lessor’s interest is so assigned, the Tenant is obligated to recognize the assignee as lessor under such Lease, whether under the Lease or by operation of law.

(w) In connection with Leases with a guaranty:

(1) such guaranty, on its face, is unconditional, irrevocable and absolute, and is a guaranty of payment and not merely of collection and contains no conditions to such payment, other than a notice and right to cure; and the guaranty provides that it is the guaranty of both the performance and payment of the financial obligations of the Tenant under the Lease and does not provide for offset, counterclaim or defense; and

(2) such guaranty is binding on the successors and assigns of the guarantor and inures to the benefit of the lessor’s successors and assigns and cannot be released or amended without the lessor’s consent or unless a predetermined performance threshold is achieved.

(x) No fraudulent acts were committed by Seller during the origination process with respect to the Lease related to such Property.

(y) In connection with the acquisition of each Property, Seller inspected or caused to be inspected the Property by inspection, appraisal or otherwise as required in Seller’s Underwriting Guidelines then in effect.

(z) The origination, servicing and collection of monthly Lease payments on such Lease is in all respects legal, proper and prudent and in accordance with customary industry standards.

(aa) To the extent required under applicable law, Seller was authorized to transact and do business in the jurisdiction in which such Property is located, except where such failure to qualify would not result in a material adverse effect on the enforceability of the related Lease.

(bb) The Property has adequate rights of access to public rights-of-way and is served by utilities, including, without limitation, adequate water, sewer, electricity, gas, telephone, sanitary sewer, and storm drain facilities. All public utilities necessary to the continued use and enjoyment of the Property as presently used and enjoyed are located in the public right-of-way abutting the Property or are the subject of access easements for the benefit of the Property, and all such utilities are connected so as to serve the Property without passing over other property or are the subject of access easements for the benefit of the Property. All roads necessary for the full use of the Property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the Property.

(cc) The Lease File contains a survey with respect to such Property, which survey was deemed sufficient to delete the standard title survey exception (to the extent the deletion of such exception is available in the related state).

(dd) No adverse selection was employed in selecting such Lease.

(ee) With respect to any of the Properties which are the subject of a Master Lease (noting that not all properties subject to such Master Lease are included in the Properties), the lessor under the Master Lease has assigned its interest in the Leases of the Properties to Seller and Seller and the other lessors under the Master Leases have entered into inter-lessor agreements by which the rents and the rights to enforce the provisions of the Master Leases pertinent to any of the Properties have also been assigned to Seller.

(ff) Such Property is (i) free of any damage that would materially and adversely affect the use or value of such Property, (ii) in good repair and condition so as not to materially and adversely affect the use or value of such Property; and all building systems contained in such Property are in good working order so as not to materially and adversely affect the use or value of such Property.

(gg) All security deposits collected in connection with such Property are being held in accordance with all applicable laws.

To Seller’s actual knowledge, based upon zoning letters, zoning report, the Title Policy, historical use and/or other due diligence customarily performed by Seller in connection with the acquisition of the Property, the improvements located on or forming part of such Property comply in all material respects with applicable zoning laws and ordinances (except to the extent that they may constitute legal non-conforming uses), including the existence of a certificate of occupancy.

3. Equipment Loans. With respect to each Equipment Loan (as identified in Schedule III-A), Seller hereby represents and warrants, as of the date herein below specified or, if no such date is specified, as of the Closing Date, except as set forth on Schedule III hereto, that:

(a) Immediately prior to the transfer and assignment of the Equipment Loan to Seller, Purchaser had good and insurable fee title to, and was the sole owner and holder of, the Equipment Loan, free and clear of any and all liens, encumbrances and other interests on, in or to the Equipment Loan. Such transfer and assignment from Seller to Purchaser of the Equipment Loan by collateral assignment and by individual allonges of the Equipment Loan Notes and Assignments of the Security Agreements in blank validly assigns all of Seller’s right, title and ownership of the Equipment Loan to Purchaser (and, with respect to the Security Agreement, to the Collateral Agent) free and clear of any pledge, lien, encumbrance or security interest.

(b) Seller has full right and authority to sell, contribute, assign and transfer the Equipment Loan to Purchaser. The entire agreement with Seller (whether originated by Seller or a different originator) is contained in the Loan Documents and there are no warranties, agreements or options regarding such Equipment Loan or the related secured equipment not set forth therein. Other than the Loan Documents, there are no agreements between any predecessor in interest in the Equipment Loan and the Borrower.

(c) The information pertaining to the Equipment Loan set forth in the Equipment Loan Schedule attached to the Purchase and Sale Agreements (the

“Equipment Loan Schedule”) was true and correct in all material respects as of the related Transfer Date. The Equipment Loan was originated or acquired in accordance with, and fully complies with, the Underwriting Guidelines in all material respects. The related Loan File contains all of the documents and instruments required to be contained therein.

(d) [Reserved].

(e) [Reserved].

(f) Seller has not waived any material default, breach, violation or event of acceleration existing under the Security Agreement or Equipment Loan Note.

(g) The Borrower has not waived any material default, breach, violation or event of acceleration by the Tenant existing under the Lease.

(h) There is no valid offset, defense or counterclaim to the payment or performance obligations of the Equipment Loan.

(i) The secured equipment securing any Equipment Loan is free and clear of any damage that would materially and adversely affect its value as security for the Equipment Loan.

(j) The Equipment Loan complied with all applicable usury laws in effect at its date of origination.

(k) The proceeds of the Equipment Loan have been fully disbursed and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making, closing and recording the Equipment Loan, including, but not limited to, Security Agreement recording taxes and recording and filing fees relating to the origination of such Equipment Loan, have been paid. Any and all requirements as to completion of any on-site or off-site improvement by the Borrower and as to disbursements of any escrow funds therefor that were to have been complied with have been complied with.

(l) The Borrower under the related Equipment Loan Note, Security Agreement and all other Loan Documents had the power, authority and legal capacity to enter into, execute and deliver the same, and, as applicable, such Equipment Loan Note, Security Agreement and Loan Documents have been duly authorized, properly executed and delivered by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non recourse provisions contained in any of the foregoing agreements and any applicable state anti deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(m) [Reserved].

(n) [Reserved].

(o) The Equipment Loan is not cross-collateralized with any Equipment Loan that is not included in the Collateral Pool.

(p) The terms of the Security Agreement, Equipment Loan Note, and other Loan Documents have not been impaired, waived, altered, modified, satisfied, canceled or subordinated in any material respect, except by written instruments that are part of the Loan File, recorded or filed in the applicable public office if necessary to maintain the priority of the lien of the related Security Agreement, delivered to Purchaser or its designee.

(q) There are no delinquent taxes or other similar outstanding lienable charges affecting the secured equipment which are or may become a lien of priority equal to or higher than the lien of the Security Agreement. For purposes of this representation and warranty, personal property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

(r) [Reserved].

(s) Each Equipment Loan is a whole loan and not a participation interest.

(t) [Reserved].

(u) All escrow deposits relating to the Equipment Loan that are required to be deposited with the related Seller or its agent have been so deposited.

(v) [Reserved].

(w) [Reserved]

(x) (i) There exists no material default, breach or event of acceleration under the Equipment Loan or any of the Loan Documents or the Lease, (ii) there exists no event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration (iii) no payment on any Equipment Loan is, or has previously been during any time owned by Seller or Purchaser, 30 or more days delinquent and (iv) no payment on any Lease is or has previously been 30 or more days delinquent; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered or addressed by any other representation and warranty made by Seller with respect to the Equipment Loans.

(y) [Reserved].

(z) The Equipment Loan contains no equity participation by or shared appreciation rights in the lender or beneficiary under the Security Agreement, and does not provide for any contingent or additional interest in the form of participation in the cash flow of the secured equipment securing the Equipment Loan, or for negative amortization.

(aa) No holder of the Equipment Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the secured equipment securing the Equipment Loan, directly or indirectly, for the payment of any amount required by the Equipment Loan (other than amounts paid by the Tenant as specifically provided under the related Lease).

(bb) To Seller’s knowledge, based on due diligence customarily performed in the origination or acquisition of comparable Equipment Loans by Seller, as of the date of origination or acquisition of the Equipment Loans, the related Borrowers, were in compliance with all applicable laws relating to the ownership and operation of the Equipment securing the Equipment Loan as they were then operated and were in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of such Equipment as they were operated. With respect to Equipment that are operated as franchised properties, and except with respect to Equipment Loans for which the related Tenant is the franchisor, the Tenant of such secured equipment has entered into a legal, valid, and binding franchise agreement and such lessee operator has represented in the applicable lease documents that, as of the date of origination or acquisition of the Equipment Loan, there were no defaults under the franchise agreement by such Tenant.

(cc) The origination, servicing and collection practices Sellers used with respect to the Equipment Loan since Seller’s origination or acquisition thereof, have complied with applicable law in all material respects and are consistent and in accordance with the terms of the related Loan Documents and in accordance with the applicable servicing standard and customary industry standards.

(dd) The Security Agreement or Equipment Loan Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph (l) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the secured equipment securing the Equipment Loan of the principal benefits of the security intended to be provided thereby, including the right of foreclosure under the laws of the state in which the secured equipment securing the Equipment Loan is located governing foreclosures of Security Agreements and deeds of trust under power of sale.

(ee) [Reserved].

(ff) There are no actions, suits, legal, arbitration or administrative proceedings or investigations by or before any court or governmental authority or, to the best of Seller’s knowledge, pending against or affecting the Borrower, the secured equipment securing the Equipment Loan that, if determined adversely to such Borrower, secured equipment securing the Equipment Loan, would materially and adversely affect the value of the secured equipment securing the Equipment Loan or the ability of the

Borrower to pay principal, interest or any other amounts due under the Equipment Loan or the Lease, as applicable.

(gg) [Reserved].

(hh) [Reserved].

(ii) The Security Agreement does not permit the secured equipment securing the Equipment Loan to be encumbered by any lien junior to or of equal priority with the lien of the Security Agreement (excluding any lien relating to another Equipment Loan that is cross collateralized with the Equipment Loan) without the prior written consent of the holder thereof.

(jj) The Borrower is not a debtor in any state or federal bankruptcy or insolvency proceeding.

(kk) As of the date of origination or acquisition of each Equipment Loan by Seller, each Borrower which is not a natural person was duly organized and validly existing under the laws of the state of its jurisdiction.

(ll) [Reserved].

(mm) [Reserved].

(nn) [Reserved].

(oo) Any secured equipment is located within one of the 50 United States or the District of Columbia.

(pp) [Reserved].

(qq) Seller does not have knowledge of any circumstance or condition with respect to such Equipment Loan, the secured equipment securing the Equipment Loan, the Lease or the Borrower’s or the Tenant’s credit standing that could reasonably be expected to cause Purchaser to regard such Equipment Loan as unacceptable security, cause such Equipment Loan or Lease to become delinquent or have a material adverse effect on the value or marketability of such Equipment Loan.

(rr) [Reserved].

(ss) [Reserved].

(tt) With respect to Equipment Loans originated after the Series Closing Date and with respect to any Qualified Substitute Mortgage Loans purchased or substituted by Purchaser from a third party, each Equipment Loan and the related secured equipment securing the Equipment Loan shall be originated pursuant to the Underwriting Guidelines (subject to any material modifications approved by the Insurer) Seller Form Documents or in accordance with a Borrower’s, Tenant’s or a different form of document that is otherwise approved by an Seller on a case by case basis in a manner that provides for Seller to receive the substantive benefits intended to be realized under the material terms of Seller Form Documents.

[Remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, Issuer has caused this Issuer Certification to be executed as of the day and year first above written.

SPIRIT MASTER FUNDING, LLC

By:
Name:
Title:

SCHEDULE I-A

MORTGAGE LOANS

I-A-1

Property ID	Obligor	Concept	Address	City	ST	Zip Code

P0000051	Taco Bueno Restaurants, Inc.	Taco Bueno	1321 Desiree Lane	Hurst	TX	74145- 4818

P0000052	Taco Bueno Restaurants, Inc.	Taco Bueno	2307 S Cooper St	Arlington	TX	76015- 1602

P0000053	Taco Bueno Restaurants, Inc.	Taco Bueno	5600 Camp Bowie Blvd	Fort Worth	TX	76107- 5119

P0000054	Taco Bueno Restaurants, Inc.	Taco Bueno	1528 Brown Trl	Bedford	TX	76021- 5343

P0000055	Taco Bueno Restaurants, Inc.	Taco Bueno	7436 E Admiral Pl	Tulsa	OK	74115- 7913

P0000056	Taco Bueno Restaurants, Inc.	Taco Bueno	8601 Highway 80 W	Fort Worth	TX	76116- 6101

P0000057	Taco Bueno Restaurants, Inc.	Taco Bueno	205 Spur 350	Euless	TX	76040- 4583

P0000058	Taco Bueno Restaurants, Inc.	Taco Bueno	4117 Buffalo Gap Rd	Abilene	TX	79605- 7233

P0000059	Taco Bueno Restaurants, Inc.	Taco Bueno	5748 SW Green Oaks Blvd	Arlington	TX	76017- 1201

P0000060	Taco Bueno Restaurants, Inc.	Taco Bueno	1550 W University Dr	Denton	TX	76201- 1790

P0000061	Taco Bueno Restaurants, Inc.	Taco Bueno	6350 Lake Worth Blvd	Lake Worth	TX	76135- 3102

P0000062	Taco Bueno Restaurants, Inc.	Taco Bueno	8611 S Lewis Ave	Tulsa	OK	74137- 3206

P0000063	Taco Bueno Restaurants, Inc.	Taco Bueno	5724 Broadway Blvd	Garland	TX	75043- 5818

P0000064	Taco Bueno Restaurants, Inc.	Taco Bueno	1113 W Northwest Hwy	Grapevine	TX	76051- 5034

P0000065	Taco Bueno Restaurants, Inc.	Taco Bueno	301 W Shawnee St	Muskogee	OK	74401- 4152

P0000066	Taco Bueno Restaurants, Inc.	Taco Bueno	2001 NW 23rd St	Oklahoma City	OK	73106- 1203

P0000067	Taco Bueno Restaurants, Inc.	Taco Bueno	7057 Ridgmar Meadow Rd	Fort Worth	TX	76116- 1516

P0000068	Taco Bueno Restaurants, Inc.	Taco Bueno	1210 W Will Rogers Blvd	Claremore	OK	74017- 3426

P0000069	Taco Bueno Restaurants, Inc.	Taco Bueno	1301 S Meridian Ave	Oklahoma City	OK	73108- 1707

P0000070	Taco Bueno Restaurants, Inc.	Taco Bueno	6112 S Garnett Rd	Broken Arrow	OK	74012- 1217

P0000071	Taco Bueno Restaurants, Inc.	Taco Bueno	2630 S Buckner Blvd	Dallas	TX	75227- 6901

P0000072	Taco Bueno Restaurants, Inc.	Taco Bueno	722 S Main St	Sapulpa	OK	74066- 5104

P0000073	Taco Bueno Restaurants, Inc.	Taco Bueno	5010 US Highway 277 S	Abilene	TX	79605- 4543

P0000074	Taco Bueno Restaurants, Inc.	Taco Bueno	3023 SW 29th St	Oklahoma City	OK	73119- 1713

P0000075	Taco Bueno Restaurants, Inc.	Taco Bueno	6834 Wesley St	Greenville	TX	75402- 7303

P0000076	Taco Bueno Restaurants, Inc.	Taco Bueno	2951 N Belt Line Rd	Irving	TX	75062- 5248

P0000077	Taco Bueno Restaurants, Inc.	Taco Bueno	5380 N Beach St	Haltom City	TX	76137- 2730

I-A-2

Property ID	Obligor	Concept	Address	City	ST	Zip Code

P0000078	Taco Bueno Restaurants, Inc.	Taco Bueno	5341 William D Tate Ave	Grapevine	TX	76051-7357

P0000079	Taco Bueno Restaurants, Inc.	Taco Bueno	2404 Westport Pkwy	Fort Worth	TX	76177-5302

P0000080	Taco Bueno Restaurants, Inc.	Taco Bueno	3204 SE Loop 820	Forest Hill	TX	76140-1107

P0000081	Taco Bueno Restaurants, Inc.	Taco Bueno	3700 Eldorado Pkwy	McKinney	TX	75070-4228

P0000082	Taco Bueno Restaurants, Inc.	Taco Bueno	5032 S Sheridan Rd	Tulsa	OK	74145-5714

P0000083	Taco Bueno Restaurants, Inc.	Taco Bueno	1725 W Owen K Garriott Rd	Enid	OK	73703-5604

P0000084	Taco Bueno Restaurants, Inc.	Taco Bueno	2814 E 11th St	Tulsa	OK	74104-4113

P0000085	Taco Bueno Restaurants, Inc.	Taco Bueno	2305 E Southlake Blvd	Southlake	TX	76092-6603

P0000086	Advance Auto Parts, Inc.	Discount Auto Parts	1603 S Main St	Atmore	AL	36502-3501

P0000087	Advance Auto Parts, Inc.	Discount Auto Parts	5605 E Rite Rd	Theodore	AL	36582-1665

P0000088	Advance Auto Parts, Inc.	Discount Auto Parts	8300 NW 103rd St	Hialeah	FL	33016-2253

P0000089	Advance Auto Parts, Inc.	Discount Auto Parts	615 N Dixie Fwy	New Smyrna Beach	FL	32168-6409

P0000090	Advance Auto Parts, Inc.	Discount Auto Parts	7522 Southgate Blvd	Margate	FL	33068-1362

P0000091	Advance Auto Parts, Inc.	Discount Auto Parts	5121 Powerline Rd	Fort Lauderdale	FL	33309-3156

P0000092	Advance Auto Parts, Inc.	Discount Auto Parts	3012 W Hillsborough Ave	Tampa	FL	33614-5963

P0000093	Advance Auto Parts, Inc.	Discount Auto Parts	10824 S US Highway 41	Gibsonton	FL	33534-4708

P0000094	Advance Auto Parts, Inc.	Advance Auto Parts	2636 S Smithville Rd	Dayton	OH	45420-2642

P0000095	Advance Auto Parts, Inc.	Advance Auto Parts	3210 Library Rd	Castle Shannon	PA	15234-2631

P0000096	Advance Auto Parts, Inc.	Advance Auto Parts	3317 Agency St	Burlington	IA	52601-1959

P0000097	Advance Auto Parts, Inc.	Discount Auto Parts	311 E Oakland Ave	Camilla	GA	31730-1969

P0000098	Advance Auto Parts, Inc.	Discount Auto Parts	2815 Montgomery St	Savannah	GA	31405-3200

P0000099	Advance Auto Parts, Inc.	Discount Auto Parts	1501 Manchester Expy	Columbus	GA	31904-6659

P0000100	Advance Auto Parts, Inc.	Discount Auto Parts	203 W 6th St	Waynesboro	GA	30830-1461

P0000101	Advance Auto Parts, Inc.	Discount Auto Parts	402 Columbia St	Blakeley	GA	31723-1703

P0000102	Advance Auto Parts, Inc.	Discount Auto Parts	2196 US Highway 17	Richmond Hill	GA	31324-3671

P0000103	Advance Auto Parts, Inc.	Discount Auto Parts	3602 Peach Orchard Rd	Augusta	GA	30906-9436

P0000104	Advance Auto Parts, Inc.	Discount Auto Parts	760 E King Avenue	Kingsland	GA	31548-6317

I-A-3

Property ID	Obligor	Concept	Address	City	ST	Zip Code

P0000105	Advance Auto Parts, Inc.	Discount Auto Parts	310 W Taylor St	Griffin	GA	30223- 3029

P0000106	Advance Auto Parts, Inc.	Discount Auto Parts	5621 Riverdale Dr	College Park	GA	30349- 6443

P0000107	Advance Auto Parts, Inc.	Discount Auto Parts	1496 US Highway 19	Leesburg	GA	31763- 4834

P0000108	Advance Auto Parts, Inc.	Discount Auto Parts	950 E Boston St	Covington	LA	70433- 3282

P0000109	Advance Auto Parts, Inc.	Advance Auto Parts	2602 Washington Ave	Alton	IL	62002- 5466

P0000110	Advance Auto Parts, Inc.	Advance Auto Parts	3510 Gravois Ave	Saint Louis	MO	63118- 3504

P0000111	Advance Auto Parts, Inc.	Discount Auto Parts	5060 Hardy St	Hattiesburg	MS	39402- 1307

P0000112	Advance Auto Parts, Inc.	Discount Auto Parts	300 US Highway 80 W	Clinton	MS	39056

P0000113	Advance Auto Parts, Inc.	Discount Auto Parts	1259 Ellis Ave	Jackson	MS	39209- 7328

P0000114	Advance Auto Parts, Inc.	Discount Auto Parts	179 Sgt Prentiss Dr	Natchez	MS	39120- 4733

P0000115	Advance Auto Parts, Inc.	Discount Auto Parts	198 Northside Dr	Newton	MS	39345- 9747

P0000116	Advance Auto Parts, Inc.	Discount Auto Parts	614 Central Ave W	Wiggins	MS	39577- 2531

P0000117	Advance Auto Parts, Inc.	Discount Auto Parts	550 E Baruch St	Denmark	SC	29042- 1307

I-A-4

SCHEDULE I

MORTGAGE LOAN – EXCEPTIONS

None.

I-1

SCHEDULE II-A

PROPERTIES

II-A-1

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000047	Flying J. Inc.	Flying J Travel Plaza	950 State Road 206 West	Saint Augustine	FL	3307 N
P0000048	Flying J. Inc.	Flying J Travel Plaza	10226 Old Federal Highway	Carnesville	GA	30521
P0000049	Flying J. Inc.	Flying J Travel Plaza	5300 S SR 3	Spiceland	IN	47385
P0000050	Flying J. Inc.	Flying J Travel Plaza	15236 State Route 180	Catlettsburg	KY	41129-9211
P0000122	America’s Power Sports	KC’s Powersports	12401 S. Memorial Parkway	Huntsville	AL	35803
P0000159	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	3075 Gulf Breeze Parkway	Gulf Breeze	FL	32561
P0000160	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	431 Mary Esther Blvd	Mary Esther	FL	32569
P0000161	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	1117 Hwy 231 Bypass	Troy	AL	36081
P0000162	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	1701 South Texas Avenue	Bryan	TX	77801
P0000163	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	625 18th Avenue North	Columbus	MS	39701
P0000164	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	2167 E. Silver Springs Blvd	Ocala	FL	34470
P0000165	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	3814 University Boulevard West	Jacksonville	FL	32217
P0000166	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	2611 US 27 North	Sebring	FL	33872
P0000167	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	100 Live Oaks Boulevard	Casselberry	FL	32707
P0000172	Hastings Entertainment, Inc.	Hastings	726 10th Avenue South	Great Falls	MT	59401
P0000177	AMC Entertainment, Inc.	AMC Theatre	2515 E. Camelback Road	Phoenix	AZ	85016
P0000178	Pike Holding Plane Nursery LLC	Pike Plane Nursery	5795 State Bridge Road	Alpharetta	GA	30022
P0000179	Pike Holding Plane Nursery LLC	Pike Plane Nursery	3431 Ernest W. Barrett Pkwy	Marietta	GA	30064
P0000180	Pike Holding Plane Nursery LLC	Pike Plane Nursery	3985 Holly Springs Pkwy	Canton	GA	30115
P0000181	Pike Holding Plane Nursery LLC	Pike Plane Nursery	4020 Roswell Road	Atlanta	GA	30342
P0000182	Pike Holding Plane Nursery LLC	Pike Plane Nursery	2955 Holcomb Bridge Road	Alpharetta	GA	30022
P0000183	Pike Holding Plane Nursery LLC	Pike Plane Nursery	2900 Johnson Ferry Road	Marietta	GA	30062

II-A-2

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000188	Grand Canyon University	Grand Canyon University	3300 West Camelback Rd.	Phoenix	AZ	85017
P0000300	NPC International, Inc.	Pizza Hut	925 N Green River Rd	Evansville	IN	47715-2418
P0000301	NPC International, Inc.	Pizza Hut	4127 Frederica St	Owensboro	KY	42301-7455
P0000302	NPC International, Inc.	Pizza Hut	606 N 1st St	Madill	OK	73446-1410
P0000303	NPC International, Inc.	Pizza Hut	1000 W Maple Ave	Geneva	AL	36340-1638
P0000304	NPC International, Inc.	Pizza Hut	715 Columbia Rd	Blakely	GA	31723-1423
P0000305	NPC International, Inc.	Pizza Hut	1119 Paris Rd	Mayfield	KY	42066-4988
P0000306	Skyline Chili, Inc.	Skyline Chili	2805 Centre Dr	Fairborn	OH	45324-2670
P0000309	Carrols Corporation	Burger King	349 Tryon Rd	Raleigh	NC	27603-3529
P0000310	Carrols Corporation	Burger King	979 US Highway 70 E	New Bern	NC	28560-6535
P0000311	Carrols Corporation	Burger King	1294 Canton Rd	Akron	OH	44312-3951
P0000312	Carrols Corporation	Burger King	14834 State Route 49	Edon	OH	43518-9714
P0000313	Max & Erma’s Restaurants, Inc.	Max & Erma’s	201 Bridewell Dr	Burr Ridge	IL	60521-0834
P0000314	Max & Erma’s Restaurants, Inc.	Max & Erma’s	2240 N Canton Center Rd	Canton	MI	48187-2906
P0000315	Max & Erma’s Restaurants, Inc.	Max & Erma’s	936 Sheraton Dr	Mars	PA	16046-9414
P0000316	Max & Erma’s Restaurants, Inc.	Max & Erma’s	8901 Kingsridge Dr	Dayton	OH	45458-1621
P0000317	Max & Erma’s Restaurants, Inc.	Max & Erma’s	6420 Grand Ave	Gurnee	IL	60031-1620
P0000318	Max & Erma’s Restaurants, Inc.	Max & Erma’s	130 Andrews Dr	Pittsburgh	PA	15275-1200
P0000319	Interfoods of America, Inc.	Popeye’s	1727 Finley Blvd	Birmingham	AL	35204-1736
P0000323	Casa Ole’ Restaurants	Casa Mexico	1459 S Vinnell Way	Boise	ID	83709-1659
P0000324	Banyan, Inc.	Grandy’s	1400 Juan Tabo Blvd NE	Albuquerque	NM	87112-4406
P0000326	Interfoods of America, Inc.	Popeye’s	11413 Reulet Ave	Baton Rouge	LA	70816-8525
P0000327	Burger King Corporation	Burger King	488 E Main St	Apopka	FL	32703-5374
P0000328	Burger King Corporation	Burger King	2400 13th St	Saint Cloud	FL	34769-4136
P0000329	Burger King Corporation	Burger King	11834 E Colonial Dr	Orlando	FL	32826-4701
P0000330	R & L Foods, LLC	Wendy’s	2983 Cottingham Expy	Pineville	LA	71360-4389

II-A-3

Property ID	Obligor	Concept	Address	City	ST	Zip Code

P0000331	Southeast Food Services Company, LLC	Wendy’s	1219 Oak Ridge Tpke	Oak Ridge	TN	37830-6404

P0000332	Southeast Food Services Company, LLC	Wendy’s	2544 Decatur Pike	Athens	TN	37303-4929

P0000335	ARG Enterprises	Black Angus	7606 W Bell Rd	Glendale	AZ	85308-8619

P0000336	Thomas & Thomas Investments	Whataburger	Loop 323 N of Highway 31	Tyler	TX

P0000338	Tacala, L.L.C.	Taco Bell	2303 Dayton Blvd	Red Bank	TN	37415-6224

P0000349	Skyline Chili, Inc.	Skyline Chili	9135 Owenfield Dr	Lewis Center	OH	43035-9149

P0000350	Interfoods of America, Inc.	Popeye’s	361 Palisades Blvd	Birmingham	AL	35209-5149

P0000351	Interfoods of America, Inc.	Popeye’s	2265 Oneal Ln	Baton Rouge	LA	70816-3319

P0000354	Fuddruckers, Inc.	Fuddruckers	10050 State St	Sandy	UT	84070

P0000355	Fuddruckers, Inc.	Fuddruckers	1915 Scenic Hwy N	Snellville	GA	30078

P0000356	Fuddruckers, Inc.	Fuddruckers	5271 E Main St	Columbus	OH	43213

P0000357	Fuddruckers, Inc.	Fuddruckers	6607 N IH 35	Austin	TX	78752

P0000358	Fuddruckers, Inc.	Fuddruckers	3586 W Dublin Granville Rd	Columbus	OH	43235

P0000359	Fuddruckers, Inc.	Fuddruckers	14035 E Evans Ave	Aurora	CO	80014

P0000360	Fuddruckers, Inc.	Fuddruckers	3929 Southwest Fwy	Houston	TX	77027

P0000361	Fuddruckers, Inc.	Fuddruckers	11825 Technology Dr	Eden Prairie	MN	55344

P0000362	Fuddruckers, Inc.	Fuddruckers	6455 E Southern Ave	Mesa	AZ	85206

P0000363	Fuddruckers, Inc.	Fuddruckers	14500 Weaver Lake Rd	Maple Grove	MN	55311

P0000364	Fuddruckers, Inc.	Fuddruckers	121 E Campus View Blvd	Columbus	OH	43235

P0000365	Fuddruckers, Inc.	Fuddruckers	7250 Highway 6 N	Houston	TX	77095

P0000366	Fuddruckers, Inc.	Fuddruckers	3560 Fishinger Blvd	Hilliard	OH	43026

P0000367	Fuddruckers, Inc.	Fuddruckers	13010 Northwest Fwy	Houston	TX	77040

P0000368	Fuddruckers, Inc.	Fuddruckers	101 Regal Way	Newport News	VA	23602

P0000369	Fuddruckers, Inc.	Fuddruckers	7800 W Bell Rd	Glendale	AZ	85308

P0000370	Fuddruckers, Inc.	Fuddruckers	9996 Escort Dr	Mason	OH	45040

P0000371	Fuddruckers, Inc.	Fuddruckers	8955 Springbrook Dr NW	Coon Rapids	MN	55433

P0000372	Fuddruckers, Inc.	Fuddruckers	1105 Merchants Way	Chesapeake	VA	23320

P0000373	Fuddruckers, Inc.	Fuddruckers	11992 Chase Plz	Cincinnati	OH	45240

II-A-4

Property ID	Obligor	Concept	Address	City	ST	Zip Code

P0000374	Fuddruckers, Inc.	Fuddruckers	10500 Town and Country Way	Houston	TX	77024

P0000375	Fuddruckers, Inc.	Fuddruckers	4360 Kingwood Dr	Kingwood	TX	77339

P0000378	Interfoods of America, Inc.	Popeye’s	8194 Plank Road	Baton Rouge	LA	70811

P0000379	Southeast Food Services Company, LLC	Wendy’s	8749 Campo Road	La Mesa	CA	91941

P0000380	Interfoods of America, Inc.	Popeye’s	3411 N Pace Blvd	Pensacola	FL	32505-5127

P0000381	NPC International, Inc.	Pizza Hut	1551 W Main St	Salem	IL	62881-3805

P0000382	Dickinson Theatres, Inc.	Dickinson Theaters	4900 NE 80th Street	Kansas City	MO	64119

P0000383	Dickinson Theatres, Inc.	Dickinson Theaters	1451 NE Douglas Street	Lees Summit	MO	64086

P0000384	Hastings Entertainment, Inc.	Hastings	1705 North Main Street	Roswell	NM	88201

P0000385	Allwell	Golden Corral	616 So. Ridge Road Circle	Wichita	KS	67209

P0000386	Allwell	Golden Corral	2830 W. 18th Avenue	Emporia	KS	66801

P0000387	Ferrellgas, L.P	Blue Rhino	300 County Road 448	Tavares	FL	32778

P0000390	Famous Dave’s of America	Famous Dave’s	14200 60th St N	Stillwater	MN	55082-6309

P0000391	Famous Dave’s of America	Famous Dave’s	7825 Vinewood Ln	Maple Grove	MN	55369-7013

P0000392	Famous Dave’s of America	Famous Dave’s	7593 147th St W	Apple Valley	MN	55124-6998

P0000393	Friendly’s Ice Cream Corporation	Friendly’s Ice Cream	90 N Genesee St	Utica	NY	13502-2527

P0000394	Friendly’s Ice Cream Corporation	Friendly’s Ice Cream	600 Mountain View Dr	Colchester	VT	05446-1901

P0000395	Friendly’s Ice Cream Corporation	Friendly’s Ice Cream	697 Troy Schenectady Rd	Colonie	NY	12110-2501

P0000396	Friendly’s Ice Cream Corporation	Friendly’s Ice Cream	632 Bloomfield Ave	West Caldwell	NJ	07006-7518

P0000397	Friendly’s Ice Cream Corporation	Friendly’s Ice Cream	11 Main St	West Harwich	MA	02671-1041

P0000398	Friendly’s Ice Cream Corporation	Friendly’s Ice Cream	936 Walnut Bottom Rd	Carlisle	PA	17013-9177

P0000399	Interfoods of America, Inc.	Popeye’s	5534 NW 7th Ave	Miami	FL	33127-1402

P0000400	Interfoods of America, Inc.	Popeye’s	233 W Hillsboro Blvd	Deerfield Beach	FL	33441-3311

II-A-5

Property ID	Obligor	Concept	Address	City	ST	Zip Code

P0000401	Interfoods of America, Inc.	Popeye’s	3291 W Broward Blvd	Fort Lauderdale	FL	33312-1112

P0000402	Interfoods of America, Inc.	Popeye’s	14620 Plank Rd	Baker	LA	70714-5445

P0000403	Interfoods of America, Inc.	Popeye’s	1940 Main St	Baker	LA	70714-2843

P0000404	Interfoods of America, Inc.	Popeye’s	5946 Airline Hwy	Baton Rouge	LA	70805-3201

P0000405	Interfoods of America, Inc.	Popeye’s	290 Lobdell Hwy	Port Allen	LA	70767-4198

P0000406	Interfoods of America, Inc.	Popeye’s	107 S 25th St	Fort Pierce	FL	34947-3602

P0000408	Interfoods of America, Inc.	Popeye’s	9854 Halls Ferry Rd	Saint Louis	MO	63136-4017

P0000409	Interfoods of America, Inc.	Popeye’s	8654 Natural Bridge Rd	Saint Louis	MO	63121-4110

P0000410	Interfoods of America, Inc.	Popeye’s	2877 Target Dr	Saint Louis	MO	63136-4639

P0000411	Interfoods of America, Inc.	Popeye’s	9376 Greenwell Springs Rd	Baton Rouge	LA	70814-2909

P0000412	Interfoods of America, Inc.	Popeye’s	2200 S Range Ave	Denham Springs	LA	70726-5214

P0000415	1st University Credit Union	Other	605 S University Parks Dr	Waco	TX	76706-1053

P0000416	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	325 S Mcgee Ave	Apopka	FL	32703-4479

P0000417	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	1070 S Volusia Ave	Orange City	FL	32763-7039

P0000418	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	6706 highway 63	Moss Point	MS	39563-9539

P0000419	Barnhill’s Buffet, Inc.	Barnhill’s Buffet	12475 Highway 49	Gulfport	MS	39503-2785

P0000420	Checker’s Drive-In Restaurants	Rally’s	3979 W Tennessee St	Tallahassee	FL	32304-1015

P0000421	Checker’s Drive-In Restaurants	Rally’s	401 Vincennes Ave	New Albany	IN	47150-3053

P0000424	Checker’s Drive-In Restaurants	Rally’s	7843 US Highway 42	Florence	KY	41042-1803

P0000425	Checker’s Drive-In Restaurants	Rally’s	1709 N Galvez St	New Orleans	LA	70119-1602

P0000426	Checker’s Drive-In Restaurants	Rally’s	2371 Saint Claude Ave	New Orleans	LA	70117-8352

P0000428	Checker’s Drive-In Restaurants	Rally’s	602 N. Baldwin Avenue	Marion	IN	46952-3462

P0000429	Goldco, Inc.	Burger King	1400 W Jefferson St	Quincy	FL	32351-2130

P0000431	Max & Erma’s Restaurants, Inc.	Max & Erma’s	1275 E Dublin Granville Rd	Columbus	OH	43229-3359

P0000432	Max & Erma’s Restaurants, Inc.	Max & Erma’s	1391 Arrowhead Dr	Maumee	OH	43537-1729

P0000433	Max & Erma’s Restaurants, Inc.	Max & Erma’s	4279 Cemetery Rd	Hilliard	OH	43026-1203

P0000434	QK, Inc.	Denny’s	17053 E Shea Blvd	Fountain Hills	AZ	85268-6635

II-A-6

Property ID	Obligor	Concept	Address	City	ST	Zip Code

P0000436	RTM Restaurant Group	Arby’s	1375 N Main St	Madisonville	KY	42431-1283

P0000437	RTM Restaurant Group	Arby’s	163 Altama Connector Blvd	Brunswick	GA	31525-1881

P0000438	RTM Restaurant Group	Arby’s	450 E State Rd	American Fork	UT	84003-2559

P0000439	RTM Restaurant Group	Arby’s	251 S Main St	Tooele	UT	84074-2743

P0000440	RTM Restaurant Group	Arby’s	2501 Mayport Rd	Jacksonville	FL	32233-2801

P0000442	RTM Restaurant Group	Arby’s	1116 Highway 81 W	McDonough	GA	30253-6423

P0000443	RTM Restaurant Group	Arby’s	403 Tri County Plz	Cumming	GA	30040-2777

P0000446	RTM Restaurant Group	Arby’s	181 Highway 90	Daphne	AL	36526-9588

P0000449	RTM Restaurant Group	Arby’s	7750 Airport Blvd	Mobile	AL	36608-5025

P0000450	RTM Restaurant Group	Arby’s	7002 Georgetown Rd	Indianapolis	IN	46268-4445

P0000451	RTM Restaurant Group	Arby’s	11190 Beach Blvd	Jacksonville	FL	32246-4804

P0000453	RTM Restaurant Group	Arby’s	9361 Atlantic Blvd	Jacksonville	FL	32225-8218

P0000454	RTM Restaurant Group	Arby’s	622 Fair Rd	Statesboro	GA	30458-4927

P0000455	RTM Restaurant Group	Arby’s	514 N Highway 52	Moncks Corner	SC	29461-3131

P0000456	Interfoods of America, Inc.	Popeye’s	5275 Government St	Baton Rouge	LA	70806-6027

P0000457	Interfoods of America, Inc.	Popeye’s	2137 Staring Ln	Baton Rouge	LA	70810-1038

P0000459	Interfoods of America, Inc.	Popeye’s	2490 NW 79th St	Miami	FL	33147-4930

P0000461	Gander Mountain Company	Gander Mountain	6801 120th Avenue	Kenosha	WI	53140

P0000462	Carmike Cinemas, Inc.	Carmike Cinemas	2435 Edgewood Road SW	Cedar Rapids	IA	52404

P0000463	Humperdink’s Texas, LLC	Humperdink	3820 Belt Line Road	Addison	TX	75001

P0000464	Humperdink’s Texas, LLC	Humperdink	6050 Greenville Ave.	Dallas	TX	75206

P0000465	Humperdink’s Texas, LLC	Humperdink	2208 W. NW Hwy.	Dallas	TX	75220

P0000466	Humperdink’s Texas, LLC	Humperdink	700 Six Flags Drive	Arlington	TX	76011

P0000467	Taco Bueno Restaurants, Inc.	Taco Bueno	1601 Garth Brooks Blvd	Yukon	OK	73099

P0000468	Taco Bueno Restaurants, Inc.	Taco Bueno	2416 S. Georgia Street	Amarillo	TX	79109

P0000469	Taco Bueno Restaurants, Inc.	Taco Bueno	3124 Regency Lane	Denison	TX	75020

P0000470	Taco Bueno Restaurants, Inc.	Taco Bueno	2520 82nd Street	Lubbock	TX	79423

II-A-7

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000471	Gander Mountain Company	Gander Mountain	8635 Clinton Street	New Hartford	NY	13413
P0000473	Dave & Buster’s, Inc.	Dave & Buster’s	2215 D & B Drive	Marietta	GA	30067
P0000476	Hill Country Furniture Partners, Ltd.	Ashley Furniture	7903 Pat Booker Road	Live Oak	TX	78223
P0000477	RBLS, Inc. (a Texas corporation)	Ashley Furniture	1411 Airway Boulevard	El Paso	TX	79925
P0000478	Gander Mountain Company	Gander Mountain	5038-A Miller Road	Flint	MI	48507
P0000479	Ferrellgas, L.P	Blue Rhino	1750 Agua Mansa Road	Riverside	CA	92509
P0000481	Gander Mountain Company	Gander Mountain	2121 43rd St., SW	Fargo	ND	58103
P0000482	Sonic Corp.	Sonic	202 N Main Ave	Erwin	TN	37650
P0000483	Sonic Corp.	Sonic	3307 No. Broadway St.	Knoxville	TN	37918
P0000484	Sonic Corp.	Sonic	113 1st St.	Radford	VA	24141
P0000533	Sonic Corp.	Sonic	355 No. Franklin St.	Christiansburg	VA	24073
P0000534	Sonic Corp.	Sonic	647 E. Main St.	Pulaski	VA	24301
P0000535	Sonic Corp.	Sonic	790 E. Main St.	Wytheville	VA	24382
P0000536	Sonic Corp.	Sonic	2010 E. Broadway Ave.	Maryville	TN	37804
P0000537	Sonic Corp.	Sonic	411 Foothills Mall Drive	Maryville	TN	37801
P0000538	Sonic Corp.	Sonic	608 Oak Ridge Turnpike	Oak Ridge	TN	37830
P0000539	Sonic Corp.	Sonic	1124 E. Stone Dr.	Kingsport	TN	37660
P0000540	Sonic Corp.	Sonic	104 Cedar Lane	Knoxville	TN	37912
P0000541	Sonic Corp.	Sonic	6949 Maynardsville Pike	Knoxville	TN	39912
P0000542	Sonic Corp.	Sonic	1015 Volunteer Parkway	Bristol	TN	37625
P0000543	Sonic Corp.	Sonic	1108 No. Charles G. Seivers Blvd.	Clinton	TN	37716
P0000545	Dickinson Theatres, Inc.	Dickinson Theaters	10301 So. Memorial Drive	Bixby	OK	74133
P0000551	Gander Mountain Company	Gander Mountain	5864 Carmenica Drive	Cicero	NY	13039
P0000552	Rite Aid Corporation	Rite Aid	3601 Midvale Avenue	Philadelphia	PA	19129
P0000553	Rite Aid Corporation	Rite Aid	120 Jefferson Avenue	Moundsville	WV	26041
P0000554	Rite Aid Corporation	Rite Aid	104 Genesee Street	Oneida	NY	13421
P0000556	Rite Aid Corporation	Rite Aid	735 North Water Street	Uhrichsville	OH	44683

II-A-8

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000559	Rite Aid Corporation	Rite Aid	1410 Delaware Avenue	Buffalo	NY	14209
P0000560	Rite Aid Corporation	Rite Aid	804 East Winthrop Avenue	Millen	GA	30442
P0000561	Rite Aid Corporation	Rite Aid	301 South Broad Street	Thomasville	GA	31792
P0000566	Sonic Corp.	Sonic	1003 W Elk Avenue	Elizabethton	TN	37643
P0000596	Flying Star Cafe	Flying Star Café	8001 Menaul Blvd NE	Albuquerque	NM	87110
P0000597	Flying Star Cafe	Flying Star Café	4501 Juan Tabo Blvd NE	Albuquerque	NM	87111
P0000634	Hughes Supply, Inc.	Hughes Supply	8700 Hwy 27 S	Sebring	FL	33876
P0000844	Hughes Supply, Inc.	Hughes Supply	914 Chris Drive	West Columbia	SC	29169
P0000845	Hughes Supply, Inc.	Hughes Supply	990 Pedigo Way	Bowling Green	KY	42103
P0000637	Hughes Supply, Inc.	Hughes Supply	8326 Lemon Rd	Port Richey	FL	34668
P0000848	Hughes Supply, Inc.	Hughes Supply	850 E Pine Log Rd	Aiken	SC	29803
P0000849	Hughes Supply, Inc.	Hughes Supply	856 Henri DeTonti Blvd	Tontitown	AR	72770
P0000640	Hughes Supply, Inc.	Hughes Supply	6854 Distribution Ave S	Jacksonville	FL	32256
P0000850	Hughes Supply, Inc.	Hughes Supply	7281 East 30th Street	Indianapolis	IN	46219
P0000642	Hughes Supply, Inc.	Hughes Supply	8091 Supply Drive	Fort Myers	FL	33912
P0000851	Hughes Supply, Inc.	Hughes Supply	5905 Old Rutledge Pike	Knoxville	TN	37924
P0000644	Hughes Supply, Inc.	Hughes Supply	6231 Idlewild Street	Fort Myers	FL	33912
P0000852	Hughes Supply, Inc.	Hughes Supply	6501 Amsterdam Way	Wilmington	NC	28405
P0000646	Hughes Supply, Inc.	Hughes Supply	4355 Drane Field Rd	Lakeland	FL	33811
P0000647	Hughes Supply, Inc.	Hughes Supply	5311 Doolittle Rd	Jacksonville	FL	32254
P0000648	Hughes Supply, Inc.	Hughes Supply	5409-100 Broadway Ave	Jacksonville	FL	32254
P0000649	Hughes Supply, Inc.	Hughes Supply	341 Gees Mill Bus Pkwy	Conyers	GA	30013
P0000650	Hughes Supply, Inc.	Hughes Supply	3509 N Loop 336 W	Conroe	TX	77304
P0000854	Hughes Supply, Inc.	Hughes Supply	4339 White Lick Dr	Whitestown	IN	46075
P0000855	Hughes Supply, Inc.	Hughes Supply	238 Hurricane Shoals Rd	Lawrenceville	GA	30045
P0000856	Hughes Supply, Inc.	Hughes Supply	2820 Mary Linda Ave NE	Roanoke	VA	24012

II-A-9

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000857	Hughes Supply, Inc.	Hughes Supply	315 9th Street SE	Hickory	NC	28602
P0000655	Hughes Supply, Inc.	Hughes Supply	2007 NW 15th Ave	Pompano Beach	FL	33069
P0000858	Hughes Supply, Inc.	Hughes Supply	2208 S 14th Street	Mattoon	IL	61938
P0000859	Hughes Supply, Inc.	Hughes Supply	229 N St. Augustine Rd	Valdosta	GA	31601
P0000658	Hughes Supply, Inc.	Hughes Supply	1751 L Avenue	Riviera Beach	FL	33401
P0000860	Hughes Supply, Inc.	Hughes Supply	1840 Shelton Ave	Stateville	NC	28677
P0000861	Hughes Supply, Inc.	Hughes Supply	1930 31st Street	Gulfport	MS	39501
P0000862	Hughes Supply, Inc.	Hughes Supply	1234 S Pleasantburg Dr	Greenville	SC	29605
P0000863	Hughes Supply, Inc.	Hughes Supply	1430 N Chase St	Athens	GA	30601
P0000864	Hughes Supply, Inc.	Hughes Supply	1705 River Street	Valdosta	GA	31601
P0000865	Hughes Supply, Inc.	Hughes Supply	1118 Interstate Blvd	Florence	SC	29501
P0000866	Hughes Supply, Inc.	Hughes Supply	117 Industrial Circle	Martinsburg	WV	25401
P0000867	Hughes Supply, Inc.	Hughes Supply	1215 N Bradley Rd	Spokane	WA	99212
P0000868	Hughes Supply, Inc.	Hughes Supply	1065 Sunset Blvd	West Columbia	SC	29169
P0000869	Hughes Supply, Inc.	Hughes Supply	1069 Canton Rd	Marietta	GA	30066
P0000870	Hughes Supply, Inc.	Hughes Supply	1070 S Highland Ave	Jackson	TN	38301
P0000871	Hughes Supply, Inc.	Hughes Supply	100 Tandem Dr	Greer	SC	29650
P0000846	Hughes Supply, Inc.	Hughes Supply	103 Industrial Drive	Hattiesburg	MS	39401
P0000847	Hughes Supply, Inc.	Hughes Supply	10645 Auto Mall Pkwy	D’lberville	MS	39540
P0000673	RTM Restaurant Group	Arby’s	5660 Beach Boulevard	Jacksonville	FL	32207
P0000675	RTM Restaurant Group	Arby’s	2600 S Orange Ave	Orlando	FL	32806
P0000676	RTM Restaurant Group	Arby’s	1305 Tuskawilla Rd	Winter Springs	FL	32708
P0000677	RTM Restaurant Group	Arby’s	2649 Richmond Road	Lexington	KY	40509
P0000678	RTM Restaurant Group	Arby’s	4170 Shelbyville Rd	Louisville	KY	40207
P0000679	RTM Restaurant Group	Arby’s	16005 US Highway 441	Eustis	FL	32726
P0000680	Casa Ole’ Restaurants	Casa Ole	5705 4th St	Lubbock	TX	79416
P0000681	Casa Ole’ Restaurants	Casa Ole	1520 Southmore Ave	Pasadena	TX	77502

II-A-10

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000682	Casa Ole’ Restaurants	Casa Ole	2726 Spencer Hwy	Pasadena	TX	77504
P0000683	Casa Ole’ Restaurants	Casa Ole	2730 East Highway 190	Copperas Cove	TX	76522
P0000685	Casa Ole’ Restaurants	Garibaldi’s	525 Caldwell Blvd	Nampa	ID	83651
P0000687	Casa Ole’ Restaurants	Monterey’s Tex Mex	410 S. Gordon St	Alvin	TX	77511
P0000688	Casa Ole’ Restaurants	Monterey’s Tex Mex	12520 Greenspoint Dr	Houston	TX	77060
P0000689	Casa Ole’ Restaurants	Monterey’s Tex Mex	3201 Freedom Blvd	Bryan	TX	77802
P0000691	Casa Ole’ Restaurants	Monterey’s Tex Mex	5694 W Skelly Dr	Tulsa	OK	74107
P0000692	RTM Restaurant Group	Arby’s	1228 South Broadway Street	Lexington	KY	40504-2738
P0000693	Rite Aid Corporation	Rite Aid	5601 Chestnut Street	Philadelphia	PA	19139
P0000694	Sportsman’s Warehouse	Sportsman’s Warehouse	1551 Lawrence Drive	DePere	WI	54115
P0000696	Apollo College	Apollo Colleges	630 W. Southern Ave	Mesa	AZ	85210
P0000697	Apollo College	Apollo Colleges	3550 N. Oracle Road	Tucson	AZ	85704
P0000698	Apollo College	Apollo Colleges	2701 W. Bethany Home Road	Phoenix	AZ	85017
P0000699	Apollo College	Apollo Colleges	8503 N. 27th Avenue	Phoenix	AZ	85051
P0000705	Pilgrim’s Pride Corporation	Pilgrim’s Pride Freezer Warehouse Facility	3330 Woodrow Wilson Drive	Jackson	MS	39209
P0000706	Stonebrook Properties LLC	Golden Corral	1300 South Morgan	Granbury	TX	76048
P0000707	Corral of Michigan LLC	Golden Corral	37101 Warren Road	Westland	MI	48185
P0000708	Pizza Properties, Ltd	Peter Piper Pizza	2210 West University Drive	Edinburg	TX	78539
P0000709	Pizza Properties, Ltd	Peter Piper Pizza	402 South Bibb Ave	Eagle Pass	TX	78852
P0000710	Pizza Properties, Ltd	Peter Piper Pizza	4526 East Hwy 83	Rio Grande City	TX	78582
P0000711	Pizza Properties, Ltd	Peter Piper Pizza	3101 East Expressway 83	Weslaco	TX	78596
P0000730	HOM Furniture, Inc	HOM Furniture Showrooms	4726 Mall Drive	Hermantown	MN	55811
P0000731	HOM Furniture, Inc.	HOM Furniture Showrooms	2921 Mall Drive	Eau Claire	WI	54701
P0000732	Hastings Entertainment, Inc.	Hastings	200 Hwy 332 West	Lake Jackson	TX	77566
P0000737	Pizza Properties, Ltd	Peter Piper Pizza	9450 Dyer Street	El Paso	TX	79924

II-A-11

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000738	Rite Aid Corporation	Rite Aid	21500-21508 Harper Avenue	St. Clair Shores	MI	48081
P0000747	Anvia, Inc.	Ashley Home Center	4597 Southwest Drive	Abilene	TX	79605
P0000748	Sky Ventures, LLC	Pizza Hut	545 Hwy 9 E	Forest City	IA	50436
P0000749	Sky Ventures, LLC	Pizza Hut	419 2nd Ave SE	Cresco	IA	52136
P0000750	Sky Ventures, LLC	Pizza Hut	260 Carson Ave	Elk River	MN	55330
P0000751	Sky Ventures, LLC	Pizza Hut	1325 Town Centre Dr	Eagan	MN	55123
P0000752	Sky Ventures, LLC	Pizza Hut	964 Hwy 15 S	Hutchinson	MN	55350
P0000753	Sky Ventures, LLC	Pizza Hut	5501 Grand Ave	Duluth	MN	55808
P0000754	Sky Ventures, LLC	Pizza Hut	3600 N Douglas	Crystal	MN	55422
P0000755	Sky Ventures, LLC	Pizza Hut	32 Sheridan St	Ely	MN	55731
P0000756	Sky Ventures, LLC	Pizza Hut	701 Highway 33 S	Cloquet	MN	55720
P0000757	Sky Ventures, LLC	Pizza Hut	1101 Hwy 25 N	Buffalo	MN	55313
P0000758	Sky Ventures, LLC	Pizza Hut	1918 London Rd	Duluth	MN	55812
P0000759	Sky Ventures, LLC	Pizza Hut	1725 E Main St	Albert Lea	MN	56007
P0000760	Sky Ventures, LLC	Pizza Hut	623 Hammond Ave	Superior	WI	54880
P0000761	Sky Ventures, LLC	Pizza Hut	3854 N Central Ave	Columbia Heights	MN	55421
P0000762	Sky Ventures, LLC	Pizza Hut	100 N Phillips	Algona	IA	50511
P0000763	Sky Ventures, LLC	Pizza Hut	1653 Weir Dr	Woodbury	MN	55125
P0000764	Sky Ventures, LLC	Pizza Hut	W Hwy 18	Mason City	IA	50401
P0000765	Sky Ventures, LLC	Pizza Hut	1211 7th Ave	Two Harbors	MN	55616
P0000766	Sky Ventures, LLC	Pizza Hut	257 Marschall Rd	Shakopee	MN	55379
P0000767	Sky Ventures, LLC	Pizza Hut	Hwy 18	Clear Lake	IA	50428
P0000768	Sky Ventures, LLC	Pizza Hut	1157 S Main	Sauk Centre	MN	56378
P0000769	Sky Ventures, LLC	Pizza Hut	15065 Canada Rd	Rosemount	MN	55068
P0000770	Sky Ventures, LLC	Pizza Hut	1504 13th Street S	Virginia	MN	55792
P0000771	Sky Ventures, LLC	Pizza Hut	7500 Bass Lake Rd	New Hope	MN	55428
P0000772	Sky Ventures, LLC	Pizza Hut	1300 W Broadway	Minneapolis	MN	55411

II-A-12

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000773	Sky Ventures, LLC	Pizza Hut	319 N Benton	Sauk Rapids	MN	56379
P0000774	Sky Ventures, LLC	Pizza Hut	1685 White Bear Ave	Maplewood	MN	55109
P0000775	Sky Ventures, LLC	Pizza Hut	17305 Kenrick Ave	Lakeville	MN	55044
P0000776	Sky Ventures, LLC	Pizza Hut	2001 W Hwy 52	Rochester	MN	55901
P0000777	Sky Ventures, LLC	Pizza Hut	1101 37th St East	Hibbing	MN	55746
P0000778	Sky Ventures, LLC	Pizza Hut	806 S Pokegama	Grand Rapids	MN	55744
P0000779	Sky Ventures, LLC	Pizza Hut	1404 E College Dr	Marshall	MN	56258
P0000780	Falcon Holdings	Church’s	276 Park Ave W	Mansfield	OH	44902
P0000781	Falcon Holdings	Church’s	700 S Arlington	Akron	OH	44306
P0000782	Falcon Holdings	Church’s	1520 E Main	Columbus	OH	43205
P0000783	Falcon Holdings	Church’s	920 N Grand Ave	St. Louis	MO	63106
P0000784	Falcon Holdings	Church’s	4375 Refugee Rd	Columbus	OH	43232
P0000785	Falcon Holdings	Church’s	1391 Wooster Ave	Akron	OH	44320
P0000786	Falcon Holdings	Church’s	3525 N Grand Blvd	St. Louis	MO	63107
P0000787	Falcon Holdings	Church’s	410 9th St NE	Canton	OH	44704
P0000788	Falcon Holdings	Church’s	805 N Kings Hwy	St. Louis	MO	63108
P0000789	Falcon Holdings	Church’s	7260 Manchester Rd	Maplewood	MO	63143
P0000790	Falcon Holdings	Church’s	1211 S. Main	Akron	OH	44301
P0000791	Falcon Holdings	Church’s	1753 Woodson Rd	Overland	MO	63114
P0000792	Falcon Holdings	Church’s	4414 N Saginaw	Flint	MI	48505
P0000793	Falcon Holdings	Church’s	4401 Marshall Rd	St. Louis	MO	63134
P0000794	Falcon Holdings	Church’s	10646 New Halls Ferry	Ferguson	MO	63135
P0000795	Falcon Holdings	Church’s	16100 Livernois	Detroit	MI	48221
P0000796	Falcon Holdings	Church’s	7215 Natural Bridge Rd	Normandy	MO	63121
P0000797	Falcon Holdings	Church’s	9137 W Grand River	Detroit	MI	48204
P0000798	Falcon Holdings	Church’s	13611 West 8 Mile Rd	Detroit	MI	48235
P0000799	Falcon Holdings	Church’s	24990 Dequindre	Warren	MI	48091
P0000800	Falcon Holdings	Church’s	15525 Chicago Ave	Detroit	MI	48228
P0000801	Falcon Holdings	Church’s	11501 Woodward Ave	Detroit	MI	48202
P0000802	Falcon Holdings	Church’s	2928 E 7 Mile Rd	Detroit	MI	48234
P0000803	Falcon Holdings	Church’s	13531 Fenkell Ave	Detroit	MI	48227

II-A-13

Property ID	Obligor	Concept	Address	City	ST	Zip Code
P0000804	Falcon Holdings	Church’s	4850 West 16th St	Indianapolis	IN	46224
P0000805	Falcon Holdings	Church’s	14260 Gratiot Ave	Detroit	MI	48205
P0000806	Falcon Holdings	Church’s	5443 East 21st St	Indianapolis	IN	46218
P0000807	Falcon Holdings	Church’s	3860 N College Ave	Indianapolis	IN	46205
P0000808	Falcon Holdings	Church’s	11965 E Warren Ave	Detroit	MI	48214
P0000809	Falcon Holdings	Church’s	3970 Lafayette Rd	Indianapolis	IN	46254
P0000810	Falcon Holdings	Church’s	5520 Caseyville Ave	Washington Park	IL	62204
P0000811	Falcon Holdings	Church’s	5040 E 38th St	Indianapolis	IN	46218
P0000812	Falcon Holdings	Church’s	4590 W 5th Ave	Gary	IN	46406
P0000813	Falcon Holdings	Church’s	333 E 159th St	Harvey	IL	60426
P0000814	Falcon Holdings	Church’s	3863 N Post Rd	Indianapolis	IN	46226
P0000815	Falcon Holdings	Church’s	500 S Western Avenue	Peoria	IL	61605
P0000816	Falcon Holdings	Church’s	5400-08 W. Cermak Rd	Cicero	IL	60650
P0000817	Falcon Holdings	Church’s	3701 Grant St	Gary	IN	46408
P0000818	Falcon Holdings	Church’s	1409 South Broadway	Gary	IN	46407
P0000819	Falcon Holdings	Church’s	4812 W North Ave	Chicago	IL	60639
P0000820	Falcon Holdings	Church’s	345 Collins St	Joliet	IL	60432
P0000821	Falcon Holdings	Church’s	7102 S Stony Island Ave	Chicago	IL	60649
P0000822	Falcon Holdings	Church’s	200 E 103rd St	Chicago	IL	60628
P0000823	Falcon Holdings	Church’s	2601 State St	East St. Louis	IL	62201
P0000824	Falcon Holdings	Church’s	431 N Austin Blvd	Chicago	IL	60644
P0000825	Falcon Holdings	Church’s	101 E 35th St	Chicago	IL	60616
P0000826	Falcon Holdings	Church’s	6600 S Halsted St	Chicago	IL	60621
P0000827	Falcon Holdings	Church’s	1808 W 47th St	Chicago	IL	60609
P0000828	Falcon Holdings	Church’s	1855 S Blue Island Ave	Chicago	IL	60608
P0000829	Falcon Holdings	Church’s	2806 W Cermak Ave	Chicago	IL	60623

II-A-14

SCHEDULE II

PROPERTY EXCEPTIONS

(s) For the following properties, there are continued monitoring of remediation activities:

Property ID	Asset/Property Name	Address	City	ST	Zip Code	Clarification/Other Issues

P0000047	Flying J Travel Plaza	950 State Road 206 West	Saint Augustine	FL	32086	There is continued monitoring of remediation activities.

(r) For the following properties, the insurance provider is not a company listed on the NYSE with an NAIC rating of “2” or better:

Property ID	Asset/Property Name	Address	City	ST	Zip Code	Clarification/Other Issues

P0000047	Flying J Travel Plaza	950 State Road 206 West	Saint Augustine	FL	32086	The property and liability insurance provider, TransAssurance, Inc., is rated B+III by Best.

P0000048	Flying J Travel Plaza	10226 Old Federal Highway	Carnesville	GA	30521	The property and liability insurance provider, TransAssurance, Inc., is rated B+III by Best.

P0000049	Flying J Travel Plaza	5300 S SR 3	Spiceland	IN	47385	The property and liability insurance provider, TransAssurance, Inc., is rated B+III by Best.

P0000050	Flying J Travel Plaza	15236 State Route 180	Catlettsburg	KY	41129-9211	The property and liability insurance provider, TransAssurance, Inc., is rated B+III by Best.

II-1

SCHEDULE III-A

EQUIPMENT LOANS

Property ID	Concept	Address	City	ST	Zip
P0000385	Golden Corral	616 So. Ridge Road Circle	Wichita	KS	67209
P0000386	Golden Corral	2830 W. 18th Avenue	Emporia	KS	66801
E000787	Sky Ventures, LLC	Multiple properties

III-1

SCHEDULE III

EQUIPMENT LOAN EXCEPTIONS

None.

SCHEDULE I

AMORTIZATION SCHEDULE

Date	Scheduled Series Balance
7/25/2005	$441,300,000
8/20/2005	$440,657,000
9/20/2005	$440,017,000
10/20/2005	$439,374,000
11/20/2005	$438,728,000
12/20/2005	$438,078,000
1/20/2006	$437,425,000
2/20/2006	$436,769,000
3/20/2006	$436,110,000
4/20/2006	$435,447,000
5/20/2006	$434,781,000
6/20/2006	$434,112,000
7/20/2006	$433,439,000
8/20/2006	$432,763,000
9/20/2006	$432,083,000
10/20/2006	$431,400,000
11/20/2006	$430,714,000
12/20/2006	$430,024,000
1/20/2007	$429,331,000
2/20/2007	$428,635,000
3/20/2007	$427,935,000
4/20/2007	$427,231,000
5/20/2007	$426,524,000
6/20/2007	$425,813,000
7/20/2007	$425,099,000
8/20/2007	$424,381,000
9/20/2007	$423,660,000
10/20/2007	$422,935,000
11/20/2007	$422,206,000
12/20/2007	$421,474,000
1/20/2008	$420,738,000
2/20/2008	$419,999,000
3/20/2008	$419,255,000
4/20/2008	$418,508,000
5/20/2008	$417,758,000
6/20/2008	$417,003,000
7/20/2008	$416,245,000
8/20/2008	$415,483,000
9/20/2008	$414,717,000
10/20/2008	$413,947,000
11/20/2008	$413,174,000
12/20/2008	$412,397,000
1/20/2009	$411,615,000
2/20/2009	$410,830,000
3/20/2009	$410,041,000
4/20/2009	$409,248,000
5/20/2009	$408,451,000
6/20/2009	$407,650,000
7/20/2009	$406,845,000

Date	Scheduled Series Balance
8/20/2009	$406,036,000
9/20/2009	$405,223,000
10/20/2009	$404,406,000
11/20/2009	$403,584,000
12/20/2009	$402,759,000
1/20/2010	$401,930,000
2/20/2010	$401,096,000
3/20/2010	$400,258,000
4/20/2010	$399,416,000
5/20/2010	$398,570,000
6/20/2010	$397,720,000
7/20/2010	$396,865,000
8/20/2010	$396,006,000
9/20/2010	$395,143,000
10/20/2010	$394,275,000
11/20/2010	$393,403,000
12/20/2010	$392,527,000
1/20/2011	$391,646,000
2/20/2011	$390,761,000
3/20/2011	$389,872,000
4/20/2011	$388,978,000
5/20/2011	$388,080,000
6/20/2011	$387,177,000
7/20/2011	$386,269,000
8/20/2011	$385,357,000
9/20/2011	$384,441,000
10/20/2011	$383,520,000
11/20/2011	$382,594,000
12/20/2011	$381,664,000
1/20/2012	$380,729,000
2/20/2012	$379,789,000
3/20/2012	$378,845,000
4/20/2012	$377,896,000
5/20/2012	$376,942,000
6/20/2012	$375,984,000
7/20/2012	$375,020,000
8/20/2012	$374,052,000
9/20/2012	$373,079,000
10/20/2012	$372,101,000
11/20/2012	$371,119,000
12/20/2012	$370,131,000
1/20/2013	$369,138,000
2/20/2013	$368,141,000
3/20/2013	$367,138,000
4/20/2013	$366,131,000
5/20/2013	$365,118,000
6/20/2013	$364,100,000
7/20/2013	$363,078,000
8/20/2013	$362,050,000
9/20/2013	$361,017,000
10/20/2013	$359,979,000
11/20/2013	$358,935,000
12/20/2013	$357,887,000
1/20/2014	$356,833,000

Date	Scheduled Series Balance
2/20/2014	$355,774,000
3/20/2014	$354,709,000
4/20/2014	$353,640,000
5/20/2014	$352,564,000
6/20/2014	$351,484,000
7/20/2014	$350,398,000
8/20/2014	$349,307,000
9/20/2014	$348,210,000
10/20/2014	$347,108,000
11/20/2014	$346,000,000
12/20/2014	$344,887,000
1/20/2015	$343,768,000
2/20/2015	$342,644,000
3/20/2015	$341,514,000
4/20/2015	$340,378,000
5/20/2015	$339,237,000
6/20/2015	$338,090,000
7/20/2015	$336,937,000
8/20/2015	$335,778,000
9/20/2015	$334,614,000
10/20/2015	$333,444,000
11/20/2015	$332,268,000
12/20/2015	$331,086,000
1/20/2016	$329,898,000
2/20/2016	$328,704,000
3/20/2016	$327,504,000
4/20/2016	$326,298,000
5/20/2016	$325,087,000
6/20/2016	$323,869,000
7/20/2016	$322,645,000
8/20/2016	$321,415,000
9/20/2016	$320,179,000
10/20/2016	$318,936,000
11/20/2016	$317,688,000
12/20/2016	$316,433,000
1/20/2017	$315,172,000
2/20/2017	$313,904,000
3/20/2017	$312,631,000
4/20/2017	$311,351,000
5/20/2017	$310,064,000
6/20/2017	$308,771,000
7/20/2017	$307,472,000
8/20/2017	$306,166,000
9/20/2017	$304,853,000
10/20/2017	$303,534,000
11/20/2017	$302,209,000
12/20/2017	$300,877,000
1/20/2018	$299,538,000
2/20/2018	$298,192,000
3/20/2018	$296,840,000
4/20/2018	$295,481,000
5/20/2018	$294,115,000
6/20/2018	$292,742,000
7/20/2018	$291,363,000

Date	Scheduled Series Balance
8/20/2018	$289,976,000
9/20/2018	$288,583,000
10/20/2018	$287,183,000
11/20/2018	$285,775,000
12/20/2018	$284,361,000
1/20/2019	$282,939,000
2/20/2019	$281,511,000
3/20/2019	$280,075,000
4/20/2019	$278,632,000
5/20/2019	$277,182,000
6/20/2019	$275,725,000
7/20/2019	$274,260,000
8/20/2019	$272,788,000
9/20/2019	$271,309,000
10/20/2019	$269,822,000
11/20/2019	$268,328,000
12/20/2019	$266,826,000
1/20/2020	$265,317,000
2/20/2020	$263,800,000
3/20/2020	$262,276,000
4/20/2020	$260,744,000
5/20/2020	$259,205,000
6/20/2020	$257,658,000
7/20/2020	$0